EXECUTION COPY

REVLON CONSUMER PRODUCTS CORPORATION
AND EACH OF THE GUARANTORS PARTY HERETO
5.75% SENIOR NOTES DUE 2021
_______________________
INDENTURE
Dated as of February 8, 2013
_______________________

U.S. BANK NATIONAL ASSOCIATION
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06 and 7.07
(c)	7.06 and 13.02
(d)	7.06
314(a)(4)	13.05
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	12.04
(e)	13.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	13.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

TABLE OF CONTENTS
Page
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01	Definitions. 1

Section 1.02	Other Definitions. 28

Section 1.03	Incorporation by Reference of Trust Indenture Act. 28

Section 1.04	Rules of Construction. 29
ARTICLE 2
THE NOTES

Section 2.01	Form and Dating. 29

Section 2.02	Execution and Authentication. 31

Section 2.03	Registrar and Paying Agent. 31

Section 2.04	Paying Agent to Hold Money in Trust. 32

Section 2.05	Holder Lists. 32

Section 2.06	Transfer and Exchange. 32

Section 2.07	Replacement Notes. 45

Section 2.08	Outstanding Notes. 46

Section 2.09	Treasury Notes. 46

Section 2.10	Temporary Notes. 46

Section 2.11	Cancellation. 46

Section 2.12	Defaulted Interest. 47
ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee. 47

Section 3.02	Selection of Notes to Be Redeemed or Purchased. 47

Section 3.03	Notice of Redemption. 48

Section 3.04	Effect of Notice of Redemption. 49

Section 3.05	Deposit of Redemption or Purchase Price. 49

Section 3.06	Notes Redeemed or Purchased in Part. 49

Section 3.07	Optional Redemption. 49

Section 3.08	Mandatory Redemption. 50
ARTICLE 4
COVENANTS

Section 4.01	Payment of Notes. 50

Section 4.02	Maintenance of Office or Agency. 51

Section 4.03	Commission Reports. 51

Section 4.04	Compliance Certificate. 52

Section 4.05	Taxes. 52

Section 4.06	Stay, Extension and Usury Laws. 52

Section 4.07	Limitation on Restricted Payments. 53

Section 4.08	Limitation on Restrictions on Distributions from Subsidiaries 58

Section 4.09	Limitation on Debt. 60

Section 4.10	Limitation on Asset Sales. 65

i

Section 4.11	Limitation on Transactions with Affiliates. 68

Section 4.12	Limitation on Liens. 70

Section 4.13	Change of Control. 74

Section 4.14	Future Subsidiary Guarantors. 75

Section 4.15	Covenant Suspension. 76
ARTICLE 5
SUCCESSOR COMPANY

Section 5.01	Merger, Consolidation, or Sale of Assets. 77
ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01	Events of Default. 78

Section 6.02	Acceleration. 79

Section 6.03	Other Remedies. 80

Section 6.04	Waiver of Past Defaults. 80

Section 6.05	Control by Majority. 80

Section 6.06	Limitation on Suits. 81

Section 6.07	Rights of Holders of Notes to Receive Payment. 81

Section 6.08	Collection Suit by Trustee. 81

Section 6.09	Trustee May File Proofs of Claim. 81

Section 6.10	Priorities. 82

Section 6.11	Undertaking for Costs. 82
ARTICLE 7
TRUSTEE

Section 7.01	Duties of Trustee. 83

Section 7.02	Rights of Trustee. 84

Section 7.03	Individual Rights of Trustee. 85

Section 7.04	Trustee’s Disclaimer. 85

Section 7.05	Notice of Defaults. 85

Section 7.06	Reports by Trustee to Holders of the Notes. 85

Section 7.07	Compensation and Indemnity. 85

Section 7.08	Replacement of Trustee. 86

Section 7.09	Successor Trustee by Merger, etc. 87

Section 7.10	Eligibility; Disqualification. 87

Section 7.11	Preferential Collection of Claims Against Company. 87
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance. 88

Section 8.02	Legal Defeasance, Covenant Defeasance and Discharge. 88

Section 8.03	Conditions to Legal or Covenant Defeasance. 89

Section 8.04	Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions. 90

Section 8.05	Repayment to Company. 90

Section 8.06	Reinstatement. 91

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes. 91

Section 9.02	With Consent of Holders of Notes. 91

Section 9.03	Compliance with Trust Indenture Act. 92

Section 9.04	Revocation and Effect of Consents. 92

Section 9.05	Notation on or Exchange of Notes. 93

Section 9.06	Trustee to Sign Amendments, etc. 93
ARTICLE 10
GUARANTEES

Section 10.01	Guarantee. 93

Section 10.02	Limitation on Guarantor Liability. 94

Section 10.03	Execution and Delivery of Guarantee. 94

Section 10.04.	Releases. 95
ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge. 96

Section 11.02	Application of Trust Money. 97
ARTICLE 12

MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls. 97

Section 12.02	Notices. 97

Section 12.03	Communication by Holders of Notes with Other Holders of Notes. 99

Section 12.04	Certificate and Opinion as to Conditions Precedent. 99

Section 12.05	Statements Required in Certificate or Opinion. 99

Section 12.06	Rules by Trustee and Indenture Agents. 99

Section 12.07	No Personal Liability of Directors, Officers, Employees, Stockholders or Controlling Persons. 99

Section 12.08	Governing Law. 100

Section 12.09	No Adverse Interpretation of Other Agreements. 100

Section 12.10	Successors. 100

Section 12.11	Severability. 100

Section 12.12	Counterpart Originals. 100

Section 12.13	Table of Contents, Headings, etc. 100

Section 12.14	Force Majeure. 100

Section 12.15	Waiver of Jury Trial. 101

EXHIBITS

Exhibit A1	FORM OF NOTE

Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF NOTATION OF GUARANTEE

Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of February 8, 2013 among Revlon Consumer Products Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined) and U.S. Bank National Association, as trustee.
The Company (as defined), the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 5.75% Senior Notes due 2021 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A1 or Exhibit A2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Additional Assets” means: (a) any one or more businesses primarily engaged in a Permitted Business; provided that the investment in any such business is in the form of (x) a merger with the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary), (y) the acquisition of Capital Stock of a Person that is a Subsidiary or becomes a Subsidiary of the Company (other than a Non-Recourse Subsidiary) as a result of the acquisition of such Capital Stock by the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary) or (z) the acquisition of all or substantially all the assets of such business, (b) properties, (c) capital expenditures or (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in a Permitted Business or replace the businesses, properties and assets that are the subject of an Asset Sale.
“Additional Interest” means all Additional Interest then owing pursuant to the Registration Agreement.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with this Indenture, as part of the same series as the Initial Notes (except that Notes that bear the legend required by Section 2.06(g)(4) hereof will be treated where necessary as separate series as contemplated by Section 2.06(i)(9)) hereof, and the Exchange Notes issued in respect of such Initial Notes.
“Affiliate” of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) of this definition. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such Note at such time and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on February 15, 2016 (such redemption price being described in Section 3.07(c) hereof, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through February 15, 2016, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Note at such time.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary), including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (a) any shares of Capital Stock of a Subsidiary of the Company (other than a Non-Recourse Subsidiary) (other than directors’ qualifying shares or employee stock options), or (b) any other property of the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) outside of the ordinary course of business of the Company or such Subsidiary, other than, in the case of clause (a) or (b) of this definition,
(1)    (A) any disposition by the Company or a Subsidiary Guarantor to the Company or another Subsidiary Guarantor or (B) any disposition by a Subsidiary (other than a Non-Recourse Subsidiary) that is not a Subsidiary Guarantor to another Subsidiary (other than a Non-Recourse Subsidiary) or the Company;
(2)    any disposition (A) that constitutes a Restricted Payment permitted by Section 4.07 hereof (or is not a Restricted Payment by virtue of the definition thereof) or (B) of all or substantially all the assets of the Company or a Subsidiary Guarantor in accordance with Article 5 hereof;
(3)    any disposition in any single transaction or any series of related transactions of Capital Stock or other property for aggregate consideration of less than $10.0 million;
(4)    the disposition of cash, Cash Equivalents, the foreign equivalent of Cash Equivalents or Investment Grade Securities;
(5)    any foreclosure upon any assets of the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) in connection with the exercise of remedies by a secured lender pursuant to the terms of Debt otherwise permitted to be incurred under this Indenture;
(6)    the sale of the Capital Stock, Debt or other securities of a Non-Recourse Subsidiary;
(7)    the disposition of obsolete, worn-out or otherwise unsuitable assets, properties or plants or excess equipment or of other assets no longer used or useful or necessary in the conduct of business of the Company its Subsidiaries (other than Non-Recourse Subsidiaries);
(8)    sales of accounts receivable, payment intangibles and related assets or participations therein, in connection with any Receivables Facility;
(9)    the unwinding of any Hedging Obligations;
(10)    creation or realization of Liens that are permitted to be incurred by this Indenture;

(11)    any transfer of property or assets that represents a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim;
(12)    dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture agreements and similar binding agreements (provided that the proceeds of such a disposition, to the extent they would constitute Net Available Cash if such disposition were an Asset Sale, are applied in accordance with Section 4.10 hereof as if such disposition were an Asset Sale);
(13)    the lease, assignment or sub-lease of any real or personal property or any swap of assets in the ordinary course of business;
(14)    the sale or grant of licenses or sub-licenses of intellectual property entered into in the ordinary course of business; and
(15)    a sale and leaseback transaction that is otherwise permitted by this Indenture with respect to any assets made subject to a sale and leaseback transaction within 180 days of the acquisition of such assets.
“Bank Debt” means any and all amounts payable by the Company or any of its Subsidiaries under or in respect of the Credit Agreements or any Refinancing thereof, or any other agreements with lenders party to the foregoing, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that nothing in this definition shall permit the Company or any of its Subsidiaries to Issue any Debt that is not permitted pursuant to Section 4.09 hereof.
“Bankruptcy Code” means Title 11, United States Code.
“Bankruptcy Law” means the Bankruptcy Code, or any similar federal, state or foreign Requirement of Law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of the Company or any Guarantor or any similar law relating to or affecting the enforcement of creditors’ rights generally.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof;
(2)    with respect to a partnership the general partner of which is a corporation, the board of directors of the general partner of the partnership or any committee thereof;
(3)    with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers or any committee thereof; and

(4)    with respect to any other Person, the board or committee of such Person (or such Person’s general partner, manager or equivalent) serving a similar function;
provided, that committees of any of the bodies described in clauses (1) through (4) above shall not constitute the Board of Directors for purposes of the definition of “Change of Control.”
“Broker-Dealer” has the meaning set forth in the Registration Agreement.
“Business Day” means each day that is not a Legal Holiday.
“Capital Lease Obligations” of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized principal amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.
“Cash Equivalents” means (a) securities issued or fully guaranteed or insured by the United States federal government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank or any other financial institution having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank or any other financial institution satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States federal government or any agency thereof, (d) commercial paper of a domestic issuer rated (on the date of acquisition thereof) at least “A-2” by S&P or “P-2” by Moody’s, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated (on the date of acquisition thereof) at least “A” by S&P or “A” by Moody’s, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank or any other financial institution satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds having an investment policy that requires substantially all of the invested assets of such fund to be invested in assets satisfying the requirements of clause (a) of this definition, (h) shares of money market mutual or similar funds having assets in excess of $500,000,000 and having an investment policy that requires substantially all of the invested assets of such fund to be invested in assets satisfying the requirements of any clause of this definition, (i) guaranteed investment contracts of any financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least “A” or “A2” or the equivalent by any Rating Agency and maturing one year or less from the date of acquisition thereof, (j) any other debt instruments of any Person (other than an Affiliate of the Company) which instruments are rated (on the date of acquisition thereof) at least “A”, “A2”, “A-1” or “P-1” or the equivalent by any Rating Agency and maturing one year or less from the date of acquisition thereof, (k) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a Dutch auction or other similar method every 35 days or (l) auction preferred shares which are senior securities of leveraged closed and municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of acquisition thereof) of at least “A” or “A2” or the equivalent by any Rating Agency.
“Cash Management Obligations” means any obligations of the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) in respect of any arrangement for treasury, depository, overdraft or cash management services provided to the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries).
“Change of Control” means the occurrence of any of the following:
(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (i), such other person will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person beneficially owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);
(ii)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or
(iii)    a “Change of Control” shall have occurred under any instrument governing Subordinated Obligations so long as such Subordinated Obligations are outstanding.
Notwithstanding the foregoing: (A) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control under clause (i) of this definition thereof if (a) the equityholders of the Company or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Company or such parent prior to such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than a Permitted Holder or the New Parent, “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company or the New Parent; (B) any holding company whose only significant asset is Equity Interests of the Company or any direct or indirect parent of the Company shall not itself be considered a “person” or “group” for purposes of this definition; (C) the transfer of assets between or among the Subsidiaries or the Company shall not itself constitute a Change of Control; (D) the term “Change of Control” shall not include a merger or consolidation of the Company (or any direct or indirect parent thereof) with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company (or direct or indirect parent thereof) to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (E) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.
“Clearstream” means Clearstream Banking, S.A.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the United States Securities and Exchange Commission.
“Consolidated EBITDA Coverage Ratio” means, for any period, the ratio of (i) the aggregate amount of EBITDA for such period to (ii) Consolidated Interest Expense for such period; provided, however, that (1) if the Company or any Subsidiary of the Company has Issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt, an issuance of equity or the receipt of a cash capital contribution which is used to reduce Debt or the receipt of a capital contribution in the form of Debt of the Company or any Subsidiary EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a Pro Forma basis to such Debt as if such Debt had been Issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt, equity or capital contribution as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Subsidiary of the Company shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Subsidiary of the Company Refinanced or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Sales for such period (or if the Capital Stock of any Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale) or (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, or shall have Issued Debt, the net proceeds of which are intended to be used to make such an Investment or acquisition and prior thereto, such proceeds are placed in escrow for such purpose, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving Pro Forma effect thereto (including the Issuance of any Debt), as if such Investment or acquisition occurred on the first day of such period. If any Debt bears a floating rate of interest and is being given Pro Forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Debt).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations, disposed or discontinued operations (as determined in accordance with GAAP), reductions in force and furloughs that have been made by the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) since the beginning of such period shall be given Pro Forma effect assuming that all such actions (and the change in any associated Consolidated Interest Expense and the change in EBITDA resulting therefrom) had occurred on the first day of such period; provided that no such Pro Forma adjustment shall be required (but, for the avoidance of doubt, may be made, at the Company’s option) in respect of any such transaction to the extent the aggregate consideration in connection therewith was less than $10.0 million for such period. If since the beginning of such period any Person (that subsequently became a Subsidiary of the Company (other than a Non-Recourse Subsidiary) or was merged with or into the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, disposed or discontinued operation or reduction in force or furlough that would have required adjustment pursuant to this definition, then the Consolidated EBITDA Coverage Ratio shall be calculated giving Pro Forma effect thereto for such period as if such actions had occurred at the beginning of such period (subject to the threshold specified in the previous sentence).
“Consolidated Interest Expense” means, for any period, the sum of (a) the interest expense, of the Company and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred Stock dividends in respect of Redeemable Stock or Exchangeable Stock of the Company or Preferred Stock of any Subsidiary of the Company (other than a Non-Recourse Subsidiary) in each case held by Persons other than the Company or a Wholly Owned Recourse Subsidiary, plus (c) the cash contributions to an employee stock ownership plan of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) to the extent such contributions are used by an employee stock ownership plan to pay interest, minus (d) interest income of the Company and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries), and minus (e) net receipts, if any, of the Company and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) pursuant to interest rate Hedging Obligations with respect to Debt. Notwithstanding the foregoing, Consolidated Interest Expense shall not include (1) amounts expensed, written off or amortized in respect of deferred financing and debt incurrence costs or (2) amounts recorded as interest expense with respect to dividends on Designated Preferred Stock or Preferred Stock of the Company that is not Redeemable Stock or Exchangeable Stock.
“Consolidated Net Income” means with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding:
(i)    net after-tax extraordinary or non-recurring gains or losses (less all fees and expenses relating thereto) and any restructuring charges or expenses (including any severance expenses);
(ii)    the portion of net income (or loss) of such Person and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such Person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such Person, to the limitations contained in clause (v) below) and, in the case of net loss, such Person or any Subsidiary of such Person has actually contributed, lent or transferred cash to such unconsolidated Person;(iii)    net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a “pooling of interests” basis;

(iv)    net gains or losses in respect of dispositions of assets of such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business and the net income (or loss) of any discontinued operations;
(v)    the net income of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that (A) Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof in respect of such period, to the extent not already included therein, and (B) the exclusion in this clause (v) shall not apply to the net income of a Subsidiary Guarantor except in the determination of the amount available for Restricted Payments under Section 4.07(a)(3)(A) hereof;
(vi)    net income or loss of any Non-Recourse Subsidiary, except that such Person’s equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to such Person as a dividend or other distribution;
(vii)    the net after-tax cumulative effect of any change in accounting principles or change in accounting rules;
(viii)    net after-tax gains and losses from Hedging Obligations, Cash Management Obligations or other derivative instruments or from early extinguishment of Debt;
(ix)    any net after-tax impairment charge or asset write-off, in each case pursuant to GAAP;
(x)    any net after-tax noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors, employees, managers or consultants;
(xi)    increases in amortization or depreciation or other noncash charges (including, without limitation, any non-cash fair value adjustment of inventory) resulting from the application of purchase accounting in relation to any acquisition that is consummated at or after the RP Reference Date;
(xii)    non-cash costs related to the termination, merger or consolidation of any employee pension benefit plan, together with any related provision for taxes on any such termination, merger or consolidation (or the tax effect of any such termination, merger or consolidation);
(xiii)    deferred financing costs amortized or written off, and premiums and prepayment penalties paid in connection with the Transactions, any expenses (including professional fees) to the extent not deferred and paid in connection with the Transactions or any other acquisition or disposition that is consummated after the RP Reference Date;

(xiv)    net after-tax gain or loss resulting in such period from (a) currency transaction or translation gains or losses (or similar charges), (b) currency remeasurements of Debt or other liabilities or (c) currency fluctuations;
(xv)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, together with the tax effects of such items;
(xvi)    charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations” or Accounting Standards Codification Topic 480 “Distinguishing Liability from Equity” together with the tax effects of such charges; and
(xvii)    non-cash tax expense, except to the extent such tax expense has been or will later be paid by the Company or its Subsidiaries in cash.
“Consolidated Net Worth” of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders’ equity on a consolidated balance sheet of such Person as at such date, less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to Exchangeable Stock.
“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (x) Consolidated Total Debt of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) that is secured by a Lien as of the end of the most recent fiscal quarter for which financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, to (y) the aggregate amount of EBITDA of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) for the period of the most recently ended consecutive four full fiscal quarters for which financial statements are available immediately preceding the date on which such event for which such calculation is being made, in each case of clauses (x) and (y), calculated on a Pro Forma basis, giving effect, without duplication and where applicable, to the events and transactions for which Pro Forma adjustments are to be made in the calculation of the Consolidated EBITDA Coverage Ratio.
“Consolidated Total Assets” means the total consolidated assets of the Company and its Subsidiaries, as shown on the most recently consolidated balance sheet (excluding the footnotes thereto) of the Company with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated EBITDA Coverage Ratio.”

“Consolidated Total Debt” means, as at any date of determination, an amount equal to (x) the sum, without duplication, of the aggregate amount of all outstanding Debt of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) (and excluding (1) any undrawn letters of credit issued in the ordinary course of business and (2) all obligations relating to any Receivables Facility) less (y) the amount of any unrestricted cash or Cash Equivalents of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries), in each case determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which financial statements are available immediately preceding the date of the event for which such calculation is being made.
“Contributed Existing Subordinated Loan” means the portion of the Debt under the Existing Subordinated Loan that is as of the Issue Date owed to and held by Revlon, Inc. or a Subsidiary thereof, including any Refinancing Debt Issued in respect thereof.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.
“Credit Agreements” means each of (i) the Revolving Credit Agreement and (ii) the Term Loan Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such Credit Agreements, in whole or in part, in one or more instances, may be amended, restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, without limitation, any amendment increasing the amount of Debt incurred or available to be borrowed thereunder, extending the maturity of any Debt incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior Credit Agreement or (2) occurs on one or more separate occasions.
In order for any instrument, facility, indenture or agreement (other than the Revolving Credit Agreement in effect on the Issue Date, as amended from time to time, and the Term Loan Agreement in effect on the Issue Date, as amended from time to time) to be deemed to be a Credit Agreement for purposes of this Indenture, such instrument, facility, indenture or agreement must be designated as a “Credit Agreement” in writing by the Company.
“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.
“Debt” of any Person means, without duplication,
(i)    the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
(ii)    all Capital Lease Obligations of such Person;
(iii)    all obligations of such Person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);
if and to the extent that any of the foregoing Debt under clauses (i), (ii) and (iii) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(iv)    all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v)    the amount of all obligations of such Person with respect to the redemption, repayment (including liquidation preference) or other repurchase of, in the case of a Subsidiary of the Company that is not a Non-Recourse Subsidiary, any Preferred Stock and, in the case of any the Company, any Redeemable Stock (but excluding in each case any accrued dividends);
(vi)    all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which such Person, in either case, is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
(vii)    all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.
Notwithstanding the foregoing, Debt will be deemed not to include contingent obligations incurred in the ordinary course of business or obligations under or in respect of Receivables Facilities.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Defaulting Subsidiary” means any Subsidiary of the Company (other than a Non-Recourse Subsidiary) with respect to which an event described in Section 6.01(iv), (v) or (vi) hereof has occurred and is continuing.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Noncash Consideration” means any non-cash consideration received by the Company or one of its Subsidiaries (other than its Non-Recourse Subsidiaries) in connection with an Asset Sale that is designated as “Designated Noncash Consideration” pursuant to an Officer’s Certificate executed by the Chief Financial Officer of the Company or a resolution of the Board of Directors of the Company, as applicable. Such Officer’s Certificate or resolution shall state the Fair Market Value of such non-cash consideration and the basis of such valuation. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash (but only to the extent of the cash received).
“Designated Preferred Stock” means preferred stock of the Company or any direct or indirect parent thereof (in each case other than Redeemable Stock) that is issued for cash (other than to a Subsidiary (other than a Non-Recourse Subsidiary)) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate, as the case may be, on the issuance date thereof.
“Domestic Subsidiary” means, with respect to any Person, any Subsidiary (other than a Non-Recourse Subsidiary) of such Person other than a Foreign Subsidiary.

“EBITDA” means, for any period, the Consolidated Net Income of the Company for such period, plus the following, without duplication, to the extent included in calculating such Consolidated Net Income: (i) income tax expense, plus franchise or similar taxes, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other write offs, write downs and noncash charges (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period), (vi) restructuring charges that appear in the Company’s financial statements for such period, including any redemption premium, prepayment penalty, premium and other related fee or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with (A) acquisitions after the Issue Date or (B) the closing or consolidation of production or other operating facilities, (vii) any expenses or charges related to any equity offering, permitted acquisition or other Investment, permitted disposition, recapitalization or the incurrence of Debt permitted to be incurred under this Indenture including a refinancing thereof (in each case, whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the execution and delivery of this Indenture and the transactions contemplated thereby, (viii) the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) (including by means of a dividend) to the Parent to the extent permitted under Section 4.11 hereof, (ix) the amount of cost savings, operational expense improvements and cost synergies projected by the Company in good faith to be realized as a result of actions taken during such period or expected to be taken (calculated on a pro forma basis as though such cost savings, operational improvements and cost synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operational expense improvements and cost synergies are reasonably identifiable, (B) such cost savings, operational expense improvements and synergies are expected to be realized within 12 months of the date thereof in connection with such actions and (C) the aggregate amount of cost savings, operational expense improvements and cost synergies added pursuant to this clause (ix) shall not exceed 10% of EBITDA (giving effect to pro forma adjustments made pursuant to the second paragraph of the definition of Consolidated EBITDA Coverage Ratio) on a consolidated basis for the Company’s and its Subsidiaries’ most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date of determination (calculated excluding such cost savings, operational expense improvements and cost synergies to be added pursuant to this clause (ix), which adjustments pursuant to this clause (ix) may be incremental to Pro Forma adjustments made); and (x) other non-recurring one-time charges and miscellaneous expenses taken in such period to the extent that such other charges and expenses are associated with the Company’s growth plan and operating margin improvement initiatives, as determined in good faith by the Company’s principal financial officer or principal accounting officer in consultation with the Company’s certified independent auditors.
“Equity Interest” in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including, without limitation, partnership interests, whether general or limited, and membership interests in such Person, including, without limitation, any Preferred Stock.
“Equity Offering” means any public or private offer and sale of Capital Stock (other than Redeemable Stock or Exchangeable Stock) other than:
(1)    public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;
(2)    any such public or private sale that constitutes an Restricted Contribution; and

(3)    any such issuance to any Subsidiary of the Company.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration Agreement.
“Exchangeable Stock” means any Capital Stock of a Person which by its terms or by the terms of any security for which it is exchangeable at the option of the holder (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock) or otherwise is convertible or exchangeable at the option of the holder thereof for Debt, Exchangeable Stock or Redeemable Stock on or prior to the date that is one year after the Stated Maturity of the Notes; provided, however, that only the portion of the Capital Stock which so matures or is so convertible or exchangeable prior to such date, shall be deemed to be Exchangeable Stock; provided, further, however, that any Capital Stock that would constitute Exchangeable Stock solely because the holders thereof have the right to require the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary) to exchange such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in this Indenture) shall not constitute Exchangeable Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that the Company and the Subsidiaries (other than Non-Recourse Subsidiaries) may not exchange any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Sections 4.10 and 4.13 hereof and such repurchase or redemption complies with Section 4.07 hereof.
“Exchange Notes” means the registered Notes that will be exchanged for the Notes, pursuant to the terms of the Registration Agreement, having substantially the same terms as the Notes and evidencing the same Debt as the Notes.
“Existing Subordinated Loan” means the Senior Subordinated Term Loan Agreement between the Company and Affiliates of the Company, dated as of January 30, 2008 (as amended from time to time), including any Refinancing Debt Issued in respect thereof.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined in good faith by the chief executive officer, chief financial officer, chief accounting officer, controller or Board of Directors of the Company or its Subsidiary, as applicable; provided that a Fair Market Value equal to or in excess of $20.0 million shall be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors (including as to the value of all non-cash consideration); provided, however, that in making any such determination the Board of Directors shall be entitled to rely on the advice it receives from the chief accounting officer and chief financial officer of the Company, and shall not be required to consult with any independent third party or have such determination approved by an independent third party. For the avoidance of doubt, it is understood that, for purposes of any determinations of Fair Market Value, that the persons making such determination shall be entitled to consider all aspects of the transaction being considered, including whether the asset or property is subject to a sale and leaseback transaction, licensing, sublicensing or other arrangement.
“Foreign Subsidiary” means (x) any Subsidiary of the Company which (i) is organized under the laws of any jurisdiction outside of the United States, (ii) is organized under the laws of Puerto Rico or the U.S. Virgin

Islands, (iii) has substantially all its operations outside of the United States, or (iv) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands, (y) any Subsidiary of a Foreign Subsidiary and (z) any foreign branch of a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States, as in effect on December 31, 2012; except that if the Company notifies the Trustee in writing, GAAP shall mean IFRS (except where the context requires otherwise); provided that the Company shall not be entitled to make the foregoing election on more than one occasion. In the event the Company makes such election, (i) it shall present comparative financial statements also in accordance with IFRS for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared in accordance with IFRS; (ii) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS; (iii) the reports filed pursuant to Section 4.03 hereof may contain financial statements prepared in accordance with IFRS, to the extent permitted by the rules and regulations of the Commission; and (iv) any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.
“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 or Exhibit A2 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.
“Guarantees” means, collectively, the Subsidiary Guarantees.
“Guarantors” means, collectively, the Subsidiary Guarantors.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.
“Holder” or “Securityholder” means the Person in whose name a Note is registered on the Registrar’s books.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 or Exhibit A2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“IFRS” means International Financial Reporting Standards, as promulgated by the International Accounting Standards Board, as in effect at the time of the Company’s election to use IFRS; provided that IFRS shall not include any provision of such standards that would require a lease that would be classified as an operating lease under GAAP to be classified as indebtedness or a finance or capital lease.
“Immaterial Subsidiary” means, at any date of determination, any Subsidiary (other than a Non-Recourse Subsidiary) designated as such in writing by the Company that (i) contributed 2.5% or less of EBITDA of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) for the period of four fiscal quarters most recently ended more than forty-five (45) days prior to the date of determination and (ii) had consolidated assets representing 2.5% or less of Consolidated Total Assets on the last day of the most recent fiscal quarter ended more than forty-five (45) days prior to the date of determination.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indenture Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Indenture Documents” means this Indenture, the Notes and the Guarantees.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the $500,000,000.00 in aggregate principal amount of 5.75% Senior Notes due 2021 issued under this Indenture on the date hereof.
“Initial Purchasers” means Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Natixis Securities Americas LLC and UBS Securities LLC.
“Institutional Accredited Investor” means an institution that is an “accredited investor” pursuant to Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.
“Investment” in any Person means any loan or advance to, any net payment on a guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. The term “Invest” used as verb has a corresponding meaning. For purposes of the definitions of “Non-Recourse Subsidiary” and “Restricted Payment” and for purposes of Section 4.07 hereof, (i) “Investment” shall include a designation after the Issue Date of a Subsidiary of the Company as a Non-Recourse Subsidiary, and such Investment shall be valued at an amount equal to the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary; and (ii) any property transferred to or from a Non-Recourse Subsidiary or other Person shall be valued at its Fair Market Value at the time of such transfer.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P and a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, or an equivalent rating by any other Rating Agency, in every case with no “negative” outlook.

“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents);
(2)    debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;
(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and
(4)    corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.
“Issue” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person. The term “Issuance” or “Issued” has a corresponding meaning.
“Issue Date” means February 8, 2013, the date of this Indenture.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state where the principal office of the Trustee is located.
“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.
“MacAndrews & Forbes Holdings” means MacAndrews & Forbes Holdings Inc., a Delaware corporation, and its successors.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Net Available Cash” from an Asset Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of direct costs relating to such Asset Sale, including (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from or in connection with such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (iv) payments of or reserves for unassumed liabilities (not constituting Debt) relating to the properties or assets sold, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (v) any relocation, restructuring or severance expenses incurred as a result of such Asset Sale and (vi) any deduction of appropriate amounts to be provided by the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) as a reserve in accordance with GAAP in respect of the sale price of the assets that are the subject of such sale or other disposition (including in respect of working capital adjustments or any evaluation of such assets), provided that to the extent such amounts are received in cash by the Company or a Subsidiary and are released from such reserve, such amounts shall be deemed to be Net Available Cash received in respect of an Asset Sale as of the date of such release.
“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.
“Non-Contributed Existing Subordinated Loan” means the portion of the Debt under the Existing Subordinated Loan that was owed to and held by MacAndrews & Forbes Holdings as of November 23, 2009 and was amended and assigned by MacAndrews & Forbes Holdings to unrelated third parties on April 30, 2012, including any Refinancing Debt Issued in respect thereof.
“Non-Convertible Capital Stock” means, with respect to any Person, any Capital Stock of such Person, other than any Redeemable Stock or Exchangeable Stock.
“Non-Recourse Debt” means Debt or that portion of Debt as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender. Notwithstanding the foregoing, Debt which otherwise constitutes Non-Recourse Debt will not lose its character as Non-Recourse Debt because there is recourse to the Company or its Subsidiaries (other than a Non-Recourse Subsidiary) with respect to such Debt for or in respect of (a) environmental warranties and indemnities and (b) indemnities for and losses arising from fraud, misrepresentation, misapplication or nonpayment of rents, profits, insurance and condemnation proceeds and other sums actually received by the relevant borrower from secured assets to be paid to the lender, waste and mechanics liens.
“Non-Recourse Subsidiary” means a Subsidiary of the Company (i) which has been designated as such by the Company, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as the Company and its Wholly Owned Recourse Subsidiaries existing on the Issue Date or in a Permitted Business.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Obligations” means all obligations of the Company and the Guarantors under the Indenture Documents.
“Notes” has the meaning assigned to it in the preamble to this Indenture. Except as expressly provided herein, the Initial Notes, the Exchange Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the Exchange Notes and any Additional Notes.

“Offering Memorandum” means the offering memorandum of the Company relating to the Notes, dated February 5, 2013.
“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.
“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or to Parent or one of its Subsidiaries or the Trustee), which opinion may be subject to customary qualifications, exclusions and assumptions.
“Parent” means Revlon, Inc., a Delaware corporation, and any other Person which acquires or owns directly or indirectly 80% or more of the voting power of the Voting Stock of the Company.
“Pari Passu Debt” means, with respect to any Person, the following obligations, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing actually or contingent:
(i)    all obligations of such Person consisting of the Bank Debt, the Senior Secured Notes, the Notes and the Subsidiary Guarantees;
(ii)    all obligations of such Person consisting of the principal of and premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person), and all fees, expenses and other amounts in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
(iii)    all Capital Lease Obligations of such Person;
(iv)    all obligations of such Person (A) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and (iii) or (C) Issued or assumed as the deferred purchase price of property and all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement;
(v)    all obligations of other Persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a guarantee; and
(vi)    all obligations consisting of Refinancings of any obligation described in clauses (i), (ii), (iii), (iv) or (v);
unless, in the case of any particular obligation, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantees, as the case may be. However, Pari Passu Debt will not include (1) any obligation of such Person to any Subsidiary of the Company or any Qualified Affiliate Debt, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, guarantee or obligation of such Person that is subordinate or junior in right of payment to any other indebtedness, guarantee or obligation of such Person or (5) that portion of any Debt which at the time of Issuance is issued in violation of this Indenture; provided, however, that in the case of this clause (5), (A) any Debt Issued to any Person who had no actual knowledge that the Issuance of such Debt was not permitted under this Indenture and who received on the date of Issuance thereof a certificate from an officer of the Company to the effect that the Issuance of such Debt would not violate this Indenture shall constitute Pari Passu Debt and (B) any Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall constitute Pari Passu Debt provided that such Debt would normally be extinguished within three Business Days of Issuance.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Affiliate” means any individual that is a director or officer of the Company, of Parent, of a Subsidiary of the Company or of a Qualified Joint Venture; provided, however, that such individual is not also a director or officer of MacAndrews & Forbes Holdings or any Person that controls MacAndrews & Forbes Holdings.
“Permitted Business” means any business that is reasonably related, ancillary or complementary to the businesses of the Company and the Subsidiaries of the Company (other than the Non-Recourse Subsidiaries) on the Issue Date or other business that is a reasonable extension, development or expansion of such businesses.
“Permitted Existing Subordinated Loan Refinancing” means (a) a Refinancing of the Existing Subordinated Loan by exchange for or out of the proceeds of Refinancing Debt that is unsubordinated in right of payment, if at the time of Issuance of such Refinancing Debt, the Company would be able to Issue $1.00 of Debt pursuant to Section 4.09(a) hereof on a Pro Forma basis; and (b) a subsequent Refinancing of any Debt Issued in a Permitted Existing Subordinated Loan Refinancing.
“Permitted Holders” means (i) Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, “heirs”)) and any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs, (ii) MacAndrews & Forbes Holdings and each Parent and (iii) the members of any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any Person described in clause (i) or (ii) of this definition is a member, provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons who are either Persons described in clause (i) or (ii) of this definition have aggregate beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership or assets constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with Section 4.13 hereof will thereafter, together with its Affiliates, constitute an additional Permitted Holder pursuant to clause (i) above.
“Permitted Investment” means any Investment by the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary) in:

(a)    the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary);
(b)    any Person that will, upon the making of such Investment, become a Subsidiary of the Company (other than a Non-Recourse Subsidiary) and any Investment (other than an Investment made in contemplation of becoming a Subsidiary of the Company that is not a Non-Recourse Subsidiary) held by such Person; provided, however, that such Subsidiary is engaged in a Permitted Business;
(c)    any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its property to, the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary) and any Investment (other than an Investment made in contemplation of such transaction) held by such Person; provided, however, that such Person’s is engaged in a Permitted Business;
(d)    cash, Cash Equivalents or the foreign equivalent of Cash Equivalents;
(e)    receivables owing to the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary) and prepaid expenses, in each case, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary of the Company (other than a Non-Recourse Subsidiary) deems reasonable under the circumstances;
(f)    payroll, travel, moving and similar loans and advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(g)    loans and advances to, and guarantees of Debt of, employees made in the ordinary course of business; provided, however, that such loans and advances do not exceed $10.0 million in the aggregate at any one time outstanding;
(h)    Investments received in settlement, compromise, resolution or enforcement of (i) Investments acquired by the Company or any Subsidiary (other than a Non-Recourse Subsidiary) in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable, (ii) debts created in the ordinary course of business and owing to the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary) or (iii) foreclosure proceedings, litigation, arbitration or other disputes with Persons;
(i)    any Investment in securities or other assets not constituting cash, Cash Equivalents, Investment Grade Securities or the foreign equivalents thereof and received in connection with (A) an Asset Sale consummated in compliance with Section 4.10 hereof or (B) any disposition of property not constituting an Asset Sale;
(j)    any Investment acquired solely in exchange for the issuance of Capital Stock (other than Redeemable Stock and Exchangeable Stock) of the Company or any direct or indirect parent of the Company;

(k)    Investments existing on the Issue Date;
(l)    any Hedging Obligation;
(m)    guarantees of Debt permitted under Section 4.09 hereof and performance guarantees in the ordinary course of business;
(n)    Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing, joint development or similar arrangements with other persons;
(o)    Investments made for Fair Market Value (measured on the date each such Investment is made and without giving effect to subsequent changes in value) that do not exceed the greater of (i) $125.0 million and (ii) 10.0% of Consolidated Total Assets at the time of such Investment;
(p)    Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such Investments are necessary or advisable (in the good faith determination of the Company) to effect such Receivables Facility;
(q)    advances, loans, promotions and extensions of credit to suppliers, customers and vendors in the ordinary course of business;
(r)    Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;
(s)    Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business; and
(t)    Investments in joint ventures or other entities engaged or to be engaged in a Permitted Business or in other Permitted Businesses made for Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that do not exceed the greater of (i) $75.0 million and (ii) 6.0% of Consolidated Total Assets in the aggregate outstanding at any one time; and
in the case of each of the foregoing clauses (a) through (t) net of, with respect to the applicable Permitted Investment in any particular Person, the return of or on capital with respect to such Investment up to the amount of such Permitted Investment.
“Permitted OID” means original issue discount which does not exceed 5% of the aggregate principal amount of the Debt Issued.
“Permitted Transactions” means (i) any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) between the Company or any Subsidiary of the Company, on the one hand, and any Affiliate of the Company, on the other hand, existing on, or pursuant to an agreement in effect on, the Issue Date and any amendment thereto or replacement thereof (so long as any such amendment or replacement is not materially more disadvantageous to the holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company) and (ii) any Tax Sharing Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
“principal” of a Note as of any date means the principal of the Note as of such date.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Pro Forma” means with respect to any calculation, a calculation made in good faith by the principal financial or principal accounting officer of the Company, which calculation to be made in connection with an Investment, an acquisition, a disposition, a merger, a consolidation, a disposition or discontinuation of a business or operations or a reduction in force or furlough may take into account any reduction in net costs and related adjustments that such officer reasonably determines to relate to or arise from such Investment, acquisition, disposition, merger, consolidation, disposition or discontinuation of a business or operations or reduction in force or furlough and is based on identified actions to be taken or initiated within 12 months of the date of Investment, acquisition, disposition, merger, consolidation, disposition or discontinuation of a business or operations or a reduction in force or furlough, as if such reductions and adjustments had been effected as of the beginning of the relevant period; provided, however that (i) if such calculation results in the Issuance of $50.0 million or greater of Debt, such calculation shall be approved in good faith by the Board of Directors, but that in making any such determination the Board of Directors shall be entitled to rely on the advice it receives from the chief accounting officer and chief financial officer of the Company, and shall not be required to consult with any independent third party or have such determination approved by an independent third party; and (ii) any Pro Forma calculation shall not give effect to (x) any Debt incurred on the calculation date pursuant to Section 4.09(b) hereof (or, in the case of the calculation of the Consolidated Secured Debt Ratio, any Permitted Liens incurred on the calculation date other than Secured Debt Ratio Liens) and (y) any discharge of Debt on such calculation date, to the extent such discharge of Debt results from the proceeds of any Debt incurred pursuant to Section 4.09(b) hereof (or, in the case of the calculation of the Consolidated Secured Debt Ratio, any discharge of Permitted Liens on such calculation date, to the extent such discharge of Permitted Liens results from the incurrence of Permitted Liens other than Secured Debt Ratio Liens).
“Pro Forma EBITDA” means, for any consecutive four fiscal quarter period, the aggregate amount of EBITDA for such period, calculated on a Pro Forma basis, giving effect, without duplication and where applicable, to the events and transactions for which Pro Forma adjustments are to be made in the calculation of the Consolidated EBITDA Coverage Ratio.
“Put Amount” as of any date means, with respect to each $1,000 principal amount of Notes, 101% of the outstanding principal amount thereof as of the date of repurchase.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Affiliate Debt” means unsecured Debt that is subordinated in right of payment to the Notes and is issued by the Company to a Parent or an Affiliate of a Parent in an aggregate principal amount at any time outstanding not to exceed $75.0 million.

“Qualified Joint Venture” means a Person (other than a Subsidiary of the Company) controlled (as defined in the definition of an “Affiliate”) by the Company, in which no Affiliate of the Company (other than (x) a Wholly Owned Recourse Subsidiary of the Company, (y) a Permitted Affiliate and (z) another Qualified Joint Venture) has an Investment.
“Rating Agencies” means S&P and Moody’s or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody’s or both, as the case may be.
“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Debt of which is non-recourse (except for representations, warranties, covenants and indemnities made in connection with such facilities that the Company has determined in good faith to be customary in financings similar to a Receivables Facility, including those relating to servicing of the assets of a Receivables Subsidiary and those relating to any obligation of the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) to repurchase the assets it sold thereunder as a result of a breach of a representation, warranty or covenant or otherwise) to the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) pursuant to which the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) sells or transfers its accounts receivable, payment intangibles and related assets to either (x) a Person that is not a Subsidiary (other than a Non-Recourse Subsidiary) or (y) a Receivables Subsidiary that in turn sells or transfers its accounts receivable, payment intangibles and related assets to a Person that is not a Subsidiary (other than a Non-Recourse Subsidiary).
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary of the Company (other than a Non-Recourse Subsidiary) in connection with, any Receivables Facility.
“Receivables Subsidiary” means any subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities and any Subsidiary of another Receivables Subsidiary.
“Redeemable Stock” means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided, however, that only the portion of the Capital Stock which so matures or is so mandatorily redeemable or is so redeemable at the option of the holder thereof prior to such date, shall be deemed to be Redeemable Stock; provided, further, however, that any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary) to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in this Indenture) shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company and the Subsidiaries (other than Non-Recourse Subsidiaries) may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of this Indenture described in Sections 4.10 and 4.13 hereof and such repurchase or redemption complies with Section 4.07 hereof.
“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease, discharge or retire, or to issue Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Costs” means, with respect to any Debt being Refinanced, any premium actually paid thereon, accrued interest thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing.
“Registered Exchange Offer” has the meaning ascribed thereto in the Registration Agreement.
“Registration Agreement” means the Registration Agreement dated as of February 8, 2013 by and among the Company and the Initial Purchasers.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Revolving Credit Facility” means the asset-based, multi-currency revolving credit facility under a third amended and restated revolving credit agreement dated as of June 16, 2011, among the Company, and certain of its foreign subsidiaries, as borrowers, and Citigroup Global Markets Inc. (“CGMI”) and Wells Fargo Capital Finance, LLC (“WFCF”), as the joint lead arrangers; CGMI, WFCF, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), JPMorgan Securities LLC (“JPM Securities”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), as joint bookrunners; and Citicorp USA, Inc. (“CUSA”), as administrative agent and collateral agent as such facility may be amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any other revolving credit facilities, and any agreement (and related document) governing Debt Issued to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facility or successor Credit Agreements, whether by the same or any other lender or group of lenders and whether Issued simultaneously with or at any time after the discharge of such Debt.
“RP Reference Date” means November 23, 2009.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Secured Debt Ratio Liens” means Permitted Liens incurred pursuant to Section 4.12(5)(i) (to the extent such Liens relate to Debt incurred pursuant to Section 4.09(b)(1) hereof) or Section 4.12(5)(iv) hereof.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Secured Notes” means the Company’s 9 3/4% Senior Secured Notes due November 15, 2015.
“Shelf Registration Statement” has the meaning ascribed thereto in the Registration Agreement.
“Significant Subsidiary” means (i) any Subsidiary (other than a Non-Recourse Subsidiary) of the Company which at the time of determination either (A) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet, constituted at least 5% of the Company’s total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of income which constituted at least 5% of the Company’s total revenues on a consolidated basis for such period, or (ii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary) which, if merged with all Defaulting Subsidiaries of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company’s total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP).
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).
“Subordinated Obligation” means any Debt of the Company or a Subsidiary Guarantor (whether outstanding on the date hereof or hereafter Issued) which is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guarantee.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
“Subsidiary Guarantee” means a guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

“Subsidiary Guarantors” means, collectively, any Subsidiary that issues a Subsidiary Guarantee on the Issue Date or, subsequent to the Issue Date, executes a Subsidiary Supplemental Indenture in the form attached to this Indenture.
“Tax Sharing Agreement” means (i) that certain Tax Sharing Agreement entered into as of March 26, 2004, among the Company, its Subsidiaries and Revlon, Inc., with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries, but only to the extent that the amounts payable from time to time by the Company or any such Subsidiary do not exceed the corresponding tax payments the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries, (ii) that certain agreement dated June 24, 1992, as amended, among the Company, certain of its Subsidiaries, Revlon Holdings LLC, Revlon, Inc. and MacAndrews & Forbes Holdings, and (iii) any other tax allocation agreement between the Company or any of its Subsidiaries with any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which MacAndrews & Forbes Holdings or any other Person is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a “Deconsolidation Event”), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period).
“Term Loan Agreement” means the third amended and restated term loan agreement dated as of May 19, 2011 among the Company, as borrower, CGMI, JPM Securities, Merrill Lynch, Credit Suisse and Wells Fargo Securities, LLC (“WFS”), as the joint lead arrangers; CGMI, JPM Securities, Merrill Lynch, Credit Suisse, WFS and Natixis, New York Branch (“Natixis”), as joint bookrunners; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; Credit Suisse, Wells Fargo Bank, N.A. and Natixis, as co-documentation agents; and CUSA as administrative agent and collateral agent, as amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, and any other Credit Agreements, to the extent that the Company designates any of the foregoing as a “Term Loan Credit Agreement.”
“TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.
“Transactions” means the issuance of the Notes, the retirement of the Company’s outstanding Senior Secured Notes and all transactions contemplated by, incident to or related to any of the foregoing.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment or, in the case of defeasance or satisfaction and discharge, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to February 15, 2016; provided, however, that if the average life to February 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly yields of United States Treasury securities for which such yields are given, except that if the average life to February 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trust Officer” means any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.
“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.
“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination. Except as described in Section 4.09 hereof whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees thereof.
“Wholly Owned Recourse Subsidiary” means a Subsidiary of the Company (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors’ qualifying shares) is owned by (i) the Company, (ii) the Company and one or more Wholly Owned Recourse Subsidiaries or (iii) one or more Wholly Owned Recourse Subsidiaries.

Section 1.02	Other Definitions.

Term	Defined in Section
“Allocable Excess Proceeds”	4.10
“Annual Certificate”	4.04
“Authentication Order”	2.02
“Change of Control Notice”	4.13
“Covenant Defeasance”	8.02
“DTC”	2.03
“Default Notice”	6.01
“Definitive Note Legend”	2.06
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Funds in Trust”	8.03
“Increased Amount”	4.12
“Inventory Transaction”	4.11
“Legal Defeasance”	8.02
“OID Legend”	2.06
“Offer Period”	4.10
“Paying Agent”	2.03
“Permitted Liens”	4.12
“Prepayment Offer”	4.10
“Repurchase Date”	4.10
“Refunding Capital Stock”	4.07
“Registrar”	2.03
“Restricted Contribution”	4.07
“Restricted Payment”	4.07
“Suspended Covenants ”	4.19
Section 1.03    Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security Holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.
Section 1.04    Rules of Construction.
(a)    Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    “will” shall be interpreted to express a command;
(6)    references to “interest” shall also be deemed to be references to Additional Interest, unless the context otherwise requires;
(7)    references to laws and statutes shall be deemed to refer to successor laws and statutes thereto; and
(8)    references to forms, sections of or rules under the TIA, the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor forms, sections or rules adopted by the Commission from time to time.
(b)    Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A1 or A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any Additional Notes to be issued under this Indenture that are not fungible with the Initial Notes for U.S. federal income tax purposes will have a separate “CUSIP” number.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
Initial Notes will be initially sold to (i) QIBs in reliance on Rule 144A and (ii) Non-U.S. Persons in reliance on Regulation S. Initial Notes may thereafter be transferred to QIBs, IAIs and other purchasers in reliance on Regulation S, subject to restrictions on transfer set forth herein.
(b)    Global Notes. Subject to Section 2.01(c) hereof, Notes issued in global form will be substantially in the form of Exhibit A1 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    Temporary Global Notes. Notes offered and sold in reliance on Regulation S that are issued in global form will be issued initially in the form of Regulation S Temporary Global Notes substantially in the form of Exhibit A2, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period with respect to a Regulation S Temporary Global Note will be terminated upon the receipt by the Trustee of:
(1)    a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of such Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note or an IAI Global Note of the same series bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and
(2)    an Officer’s Certificate from the Company.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note of the same series pursuant to the Applicable Procedures. Simultaneously with the authentication of a Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note of the same series. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02    Execution and Authentication.
One Officer of the Company must sign the Notes by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate and deliver for original issue Notes that may be validly issued under this Indenture, including any Additional Notes and at any time from time to time thereafter as provided for in this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Indenture Agent to deal with Holders or an Affiliate of the Company.
Section 2.03    Registrar and Paying Agent.
The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Indenture Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company may change any Paying Agent or Registrar without notice to any Holder.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04    Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
(1)    the Depositary notifies the Company or the Trustee (which notice shall be forwarded promptly to the other party by the party receiving such notice) (a) that it is unwilling or unable to continue to act as Depositary for the Global Notes or (b) that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after such notification;
(2)    the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
(3)    there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee, which Definitive Notes shall be Restricted Definitive Notes and bear the Private Placement Legend to the extent such Definitive Notes were issued in respect of beneficial interests in a Restricted Global Note. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both:
(iii)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the

Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(iv)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(1) hereof;
provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof. Notwithstanding anything to the contrary, beneficial interests in a Regulation S Temporary Global Note may not be exchanged for beneficial interests in any Global Note other than a Regulation S Temporary Global Note prior to the expiration of the Restricted Period.
(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and:

(A)    such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Agreement;
(C)    such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Agreement; or
(D)    the Registrar receives the following:
(i)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(ii)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and that the Private Placement Legend may be removed from the Note.
If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)     if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Agreement;
(C)    such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Agreement; or
(D)    the Registrar receives the following:
(i)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(ii)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and that the Private Placement Legend may be removed from the Note.
(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Agreement;
(C)    such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Agreement; or
(D)    the Registrar receives the following:
(i)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(ii)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and that the Private Placement Legend may be removed from the Note.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Agreement;
(C)    any such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Agreement; or
(D)    the Registrar receives the following:

(i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(ii)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
(1)    one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
(2)    Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE ONE YEAR ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY; (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY); (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY); (4) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE (501)(a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“ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT

SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”
Each Definitive Note shall also bear the following additional legend (the “Definitive Note Legend”):
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
(4)    OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):
“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT 237 PARK AVENUE, NEW YORK, NEW YORK, 10017, ATTENTION: CHIEF LEGAL OFFICER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.13 and 9.05 hereof).
(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company,

evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    Neither the Registrar nor the Company will be required:
(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Indenture Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Indenture Agent or the Company shall be affected by notice to the contrary.
(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9)    To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the legend required by Section 2.06(g)(4) hereof, each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.06.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note of the same series if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Indenture Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company and not cancelled shall not be deemed to be outstanding for purposes of Section 3.07 hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned will be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes of the same series in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all canceled Notes will be delivered to the Company upon its request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.
If the Company defaults in a payment of interest on any series of the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in such Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of such Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    CUSIP Numbers.
The Company in issuing the Notes may use “CUSIP” numbers, “ISIN” or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers, “ISIN” or “Common Code” numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate of the Company (except that such Officer’s Certificate may be furnished more than 60 days prior to a redemption date if it is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof) setting forth:
(1)    the clause of this Indenture pursuant to which the redemption shall occur;
(2)    the redemption date;
(3)    the principal amount of Notes to be redeemed; and
(4)    the redemption price.
Section 3.02    Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes of a series are to be redeemed at any time, the Trustee will select such Notes for redemption pro rata or by such other method as is applied by the Depositary to the extent practicable unless otherwise required by law or applicable stock exchange requirements.

In the event of partial redemption or purchase by lot, the particular Notes of the series to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of such Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03    Notice of Redemption.
At least 30 days but not more than 60 days before a redemption date, the Company will provide a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.
The notice will identify the Notes to be redeemed and will state:
(1)    the redemption date;
(2)    the redemption price;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes of the same series in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)    the “CUSIP” number, “ISIN” or “Common Code” number, if any, listed on such notice or printed on such Notes; and
(9)    that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (or such shorter period as may be agreed by the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04    Effect of Notice of Redemption.
Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or Change of Control, other offering, issuance of Debt, or other corporate transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s’ obligations with respect to such redemption may be performed by another Person.
Section 3.05    Deposit of Redemption or Purchase Price.
Prior to 12:00 p.m. Central Standard Time on the redemption or purchase date or prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07    Optional Redemption.
(a)    At any time prior to February 15, 2016, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes and any Additional Notes issued under this Indenture with, and to the extent the Company actually receives, the net proceeds of one or more Equity Offerings from time to time, at 105.750% of the principal amount thereof, plus accrued interest to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of the Notes and Additional Notes issued under this Indenture must remain outstanding after each such redemption.

(b)    Except pursuant to Section 3.07(a) hereof and Section 3.07(e) hereof, the Notes will not be redeemable at the Company’s option prior to February 15, 2016.
(c)    On and after February 15, 2016, the Notes may be redeemed at the option of the Company, at any time as a whole, or from time to time in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to the date of redemption, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Year	Percentage
2016	104.313%
2017	102.875%
2018	101.438%
2019 and thereafter	100.000%

(d)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
(e)    At any time or from time to time prior to February 15, 2016, the Company may redeem the Notes as a whole or in part, at a redemption price per Note equal to the sum of (1) the then outstanding principal amount thereof, plus (2) accrued and unpaid interest (if any) to the date of redemption, plus (3) the Applicable Premium.
Section 3.08    Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.
The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03    Commission Reports.
(a)    Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee within the time periods specified in the Commission’s rules and regulations:
(1)    all quarterly and annual reports that would be required to be filed or furnished with the Commission on Forms 10-Q and 10-K if the Company were required to file or furnish such reports; and
(2)    all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, following the consummation of the Registered Exchange Offer, the Company will file or furnish, as applicable, a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations (including Rules 12b-25 and 12h-5 under the Exchange Act) applicable to such reports (unless the Commission will not accept such a filing). If, at any time after consummation of the Registered Exchange Offer, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03(a) with the Commission within the time periods specified above unless the Commission will not accept such a filing (in which case the Company shall post such reports on a publicly available portion of its website). The Company will not take any action for the purpose of causing the Commission not to accept any such filings.
(b)    For so long as any Notes remain outstanding, if at any time the Company is not required to file with the Commission the reports required by Section 4.03(a) hereof, the Company shall furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)    If at any time the Notes are guaranteed by a direct or indirect parent of the Company, and such company has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has filed with the Commission, the reports described herein with respect to such company, as applicable (including any financial information required by Regulation S-X under the Securities Act), the Company shall be deemed to be in compliance with the provisions of this Section 4.03.
(d)    Any information filed with, or furnished to, the Commission shall be deemed to have been made available to the Trustee in accordance with this Section 4.03. The subsequent filing or making available of any report required by this Section 4.03 shall be deemed automatically to cure any Default or Event of Default resulting from the failure to file or make available such report within the required time frame.
(e)    Notwithstanding the foregoing, the requirements set forth in this Section 4.03 shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the shelf registration statement contemplated by the Registration Agreement by the filing with the Commission of the registration statement for such Registered Exchange Offer or the shelf registration statement contemplated by the Registration Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.
Section 4.04    Compliance Certificate.
(a)    The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate (the “Annual Certificate”), stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.
(b)    So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 30 days of any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.05    Taxes.
The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to result in a material adverse effect on the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company and the Guarantors (taken as a whole) to perform their obligations under this Indenture or the rights of, or remedies available to the Trustee or the Holders under, this Indenture.
Section 4.06    Stay, Extension and Usury Laws.
The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Limitation on Restricted Payments.
(a)     The Company shall not, and shall not permit any Subsidiary of the Company (other than a Non-Recourse Subsidiary) to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary of the Company and, if a Subsidiary of the Company is not wholly owned, to its equity holders as a whole, in accordance with their holdings), (ii) purchase, repurchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, the principal amount of any Subordinated Obligations, other than (x) Subordinated Obligations with respect to Debt permitted under Section 4.09(b)(3) hereof and (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, in each case, due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, or (iv) make any Investment, other than a Permitted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Subsidiary makes such Restricted Payment and after giving effect thereto (the Fair Market Value of any such Restricted Payment, if other than in cash, shall be determined in accordance with the provisions herein):
(1)    a Default shall have occurred and be continuing (after giving effect to such Restricted Payment);
(2)    the Company is not able to incur $1.00 of additional Debt in accordance with the provisions of Section 4.09(a) hereof; or
(3)    the aggregate amount of such Restricted Payment and all other Restricted Payments, without duplication, after the RP Reference Date would exceed the sum of:
(A)    50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from October 1, 2009, to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);
(B)    the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company from the Issue or sale of its Capital Stock (other than Redeemable Stock, Exchangeable Stock or Designated Preferred Stock) subsequent to the RP Reference Date (other than an Issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any Subsidiary for the benefit of their employees);
(C)    the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company from the Issue or sale of its Capital Stock (other than Redeemable Stock, Exchangeable Stock or Designated Preferred Stock) to an employee stock ownership plan subsequent to the RP Reference Date; provided, however, that if such employee stock ownership plan Issues any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock;
(D)    the amount by which Debt of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the RP Reference Date of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);
(E)    the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company subsequent to the RP Reference Date as capital contributions (which shall not be deemed to include any net cash proceeds received in connection with (i) the issuance of any Qualified Affiliate Debt, and (ii) any contribution designated at the time it is made as a restricted contribution (a “Restricted Contribution”));
(F)    to the extent that an Investment made by the Company or a Subsidiary subsequent to the RP Reference Date has theretofore been included in the calculation of the amount of Restricted Payments, the aggregate cash proceeds and the Fair Market Value of marketable securities or other property received by means of (A) the sale or other disposition (other than to the Company or a Subsidiary of the Company that is not a Non-Recourse Subsidiary) of such Investments, or any repayments, repurchases or redemptions of such Investments or (B) the sale (other than to the Company or a Subsidiary of the Company that is not a Non-Recourse Subsidiary) of the Capital Stock of a Non-Recourse Subsidiary or other equity investee or a distribution from a Non-Recourse Subsidiary or other equity investee (other than in each case to the extent the Investment in such Non-Recourse Subsidiary or other equity investee was made by the Company or a Subsidiary of the Company that is not a Non-Recourse Subsidiary) of the Capital Stock of a Non-Recourse Subsidiary or other equity investee or a distribution from a Non-Recourse Subsidiary or other equity investee (other than in each case to the extent the Investment in such Non-Recourse Subsidiary or other equity investee was made by the Company or a Subsidiary of the Company that is not a Non-Recourse Subsidiary pursuant to Section 4.07(b)(xi) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend from a Non-Recourse Subsidiary or other equity investee; and
(G)    in the case a Subsidiary of the Company ceases to be a Non-Recourse Subsidiary (but remains a Subsidiary) after the RP Reference Date, the Fair Market Value of the Investment in such Non-Recourse Subsidiary, to the extent the Investment in such Non-Recourse Subsidiary was made by the Company or a Subsidiary (other than a Non-Recourse Subsidiary) pursuant to Section 4.07(b)(xi) hereof or to the extent such Investment constituted a Permitted Investment.
Notwithstanding the foregoing, the Company may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in Section 4.07(a) hereof or Section 4.07(b) hereof; provided, however, that the making of such Restricted Payment shall be conditional upon the occurrence of such event. For the purposes of this Section 4.07, an Investment shall be measured as of the date it is made and without giving effect to subsequent changes in value.

(b)    Section 4.07(a) hereof will not prohibit the following:
(i)    any Restricted Payment made by exchange for, or in an amount equal to the proceeds of an Issue or sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan) (“Refunding Capital Stock”) or of a cash capital contribution to the Company, in each case, occurring within 60 days of such Restricted Payment, provided, however, that (x) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale shall be excluded from clauses (3)(B), (3)(C) and 3(E) of Section 4.07(a) hereof;
(ii)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of (A) Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of a sale of, Debt Issued pursuant to Section 4.09(b)(5) hereof or other Subordinated Obligations or (B) the Existing Subordinated Loan by exchange for or out of the proceeds of Refinancing Debt permitted to be incurred under Section 4.09(b)(18) hereof, in each case, occurring within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value; provided, however, that any such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(iii)    dividends, distributions or the consummation of any irrevocable redemption paid within 60 days after the date of declaration of the dividend, distribution or the giving of the redemption notice, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or of such commitment such dividend, distribution, redemption notice or other Restricted Payment would have complied with paragraph (a); provided, however, that at the time of payment of such dividend or the making of such Restricted Payment, no Event of Default shall have occurred and be continuing after giving effect to such payment; provided, further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;
(iv)    so long as no Default has occurred and is continuing after giving effect to such transactions: (A) amounts paid or property transferred pursuant to the Permitted Transactions and (B) dividends or distributions, redemptions of Capital Stock and other Restricted Payments in an aggregate amount not to exceed the sum of all Restricted Contributions; provided, however, that such amounts paid, property transferred, dividends, distributions, redemptions and Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
(v)    Restricted Payments made from time to time: (A) to purchase, repurchase, redeem, acquire or retire for value any Capital Stock of the Company or Parent that is held by, or any Restricted Payments made to, any future, current or former director, officer, manager, consultant or employee of the Company or Parent or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) or their estates or the beneficiaries of their estates; or (B) in the form of (x) open-market purchases or repurchases of the Equity Interests of the Company or a direct or indirect parent or (y) any other Investment available to highly compensated employees under any “excess 401-(k) plan” of the Company or any of its Subsidiaries, as applicable, in each case to the extent necessary to permit the Company (or such Subsidiary, as applicable) to satisfy its obligations under such “excess 401-(k) plan” for highly compensated employees;

in an aggregate amount (net of any applicable cash exercise price or other amounts actually received by the Company in respect of such transactions) not to exceed the amount equal to $38.0 million plus $8.0 million for each December 31 that has elapsed after the Issue Date; provided, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;
(vi)    any purchase, repurchase, redemption, defeasance or other acquisition by any Non-Recourse Subsidiary of Non-Recourse Debt of such Non-Recourse Subsidiary; provided, however, that the amount of such purchase, repurchase, redemption, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;
(vii)    any purchase of any other Subordinated Obligations pursuant to an option given to a holder of such Subordinated Obligations pursuant to a “Change of Control” or “Limitation on Asset Sales” covenant which is not materially more favorable taken as a whole to the holders of such Subordinated Obligations than the provisions of Section 4.10 or 4.13 hereof, respectively, are to holders as determined in good faith by an Officer of the Company, the determination of which shall be evidenced by an Officer’s Certificate; provided, however, that no such purchases shall be permitted prior to the time when the Company shall have purchased all Notes tendered for purchase and not withdrawn by holders electing to have their Notes purchased pursuant to the provisions of Section 4.10 or 4.13 hereof; provided, further, however, that such purchases shall be excluded from the calculation of Restricted Payments;
(viii)    the declaration and payment of dividends by the Company to, or the making of loans by the Company to, its Parent in amounts required for the Parent to pay:
(A)    actual expenses, other than those paid to Affiliates of the Company, incidental to being a publicly reporting company;
(B)    (without duplication for amounts paid pursuant to Section 4.07(b)(iv)(A) hereof) so long as the Company is a member of a consolidated, combined, unitary or similar group with the Parent for U.S. federal, state or local income tax purposes, (1) federal, state and local income taxes incurred by such parent companies, but only to the extent such income taxes are attributable to the income of the Company and the Subsidiaries (other than Non-Recourse Subsidiaries), provided that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that the Company and the Subsidiaries (other than Non-Recourse Subsidiaries) would have been required to pay in respect of such income taxes for such fiscal year were the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) a consolidated or combined group of which the Company was the common parent, and (2) amounts required to pay federal, state and local income taxes to the extent attributable to the income of the Non-Recourse Subsidiaries, if any, but only to the extent of the amount actually received by the Company from such Non-Recourse Subsidiaries;
(C)    reasonable fees and expenses incurred in connection with any successful or unsuccessful debt or equity offering or any successful or unsuccessful acquisition or strategic transaction by the Parent; and
(D)    distributions to Parent of up to an aggregate of $8.9 million in order to fund the settlement of the potential claims related to the Parent’s 2009 exchange offer described in Note 14 to the financial statements contained in Parent’s quarterly report on Form 10-Q for the quarter ended September 30, 2012;

provided, however, that such amounts paid shall be excluded in the calculation of the amount of Restricted Payments;
(ix)    so long as no Default shall have occurred and be continuing (after giving effect thereto), other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (ix) and then outstanding, does not exceed $20.0 million, net of the return of or on capital with respect to any Investments made pursuant to this clause (ix), up to the amount of such Investments; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;
(x)    repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;
(xi)    Investments in Non-Recourse Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xi) that are at the time outstanding, without giving effect to the sale of a Non-Recourse Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $20.0 million and (y) 1.5% of Consolidated Total Assets at the time of such Investment, net (in each case of clause (x) or (y)) of the return of or on capital with respect to any Investments made pursuant to this clause (xi), up to the amount of such Investments; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;
(xii)    payments of Receivables Fees other than to a Parent; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;
(xiii)    the distribution, as a dividend or otherwise (and the declaration of such dividend) of shares of Capital Stock of, or Debt owed to the Company or any Subsidiary (other than a Non-Recourse Subsidiary) by a Non-Recourse Subsidiary; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;
(xiv)    so long as no Default has occurred and is continuing (after giving effect thereto), additional Restricted Payments to a Parent or any Affiliate of the Company, whether in respect of management fees or otherwise, in an aggregate amount not to exceed the sum of (x) $25.0 million plus (y) $10.0 million for the 2013 calendar year and each calendar year thereafter, net of the return of or on capital with respect to any Investments made pursuant to this clause (xiv), up to the amount of such Investments; provided, further, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;
(xv)    so long as no Default has occurred and is continuing (after giving effect to such transaction), dividends paid on the Company’s common Capital Stock (or the payment of dividends to any direct or indirect parent of the Company to fund the payment by such Parent of the Company of dividends on such entity’s common Capital Stock) of up to 6.0% per annum of the Net Cash Proceeds received by or contributed to the Company from any public offering of Capital Stock after the Issue Date, other than public offerings with respect to Capital Stock of the Company or any Parent registered on Form S-4 or Form S-8 and other than any public sale constituting a Restricted Contribution; provided, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

(xvi)    any “deemed dividend” for accounting purposes resulting from, or in connection with the filing of a consolidated or combined federal income tax return by any Parent or any direct or indirect parent or Subsidiary of any Parent (and not involving any cash distribution from the Company except as permitted by a Tax Sharing Agreement); provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;
(xvii)    (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Redeemable Stock or Exchangeable Stock) issued by the Company after the Issue Date; and (B) the declaration and payment of dividends to a Parent, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Redeemable Stock or Exchangeable Stock) of such parent company issued after the Issue Date; provided that the aggregate amount of dividends paid pursuant to clauses (A) and (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; provided, however, that in the case of each of (A) and (B) of this clause (xvii), that for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a Pro Forma basis, the Company would have had a Consolidated EBITDA Coverage Ratio of at least 2.00 to 1.00; provided, however, that such amounts specified in (A) and (B) above shall be excluded in the calculation of the amount of Restricted Payments;
(xviii)    (A) the declaration and payment of dividends to holders of any class or series of Redeemable Stock or Exchangeable Stock of the Company or any Subsidiary or Preferred Stock of any Subsidiary issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of Consolidated Interest Expense and (B) payment of any redemption price or liquidation value of any such Redeemable Stock, Exchangeable Stock or Preferred Stock when due in accordance with its terms; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments; and
(xix)    any purchase, repurchase, redemption, other acquisition, payment or prepayment in respect of the Contributed Existing Subordinated Loan; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments.
(c)    For purposes of determining compliance with this Section 4.07, (1) in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 4.07(b)(i) through (b)(xix) hereof, or is entitled to be incurred pursuant to Section 4.07(a) hereof, the Company will be entitled to classify or re-classify such Restricted Payment (or portion thereof) based on circumstances existing on the date of such reclassification in any manner that complies with this Section 4.07 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses in Section 4.07(b) hereof or Section 4.07(a) hereof and (2) any amounts netted as a return of or on capital against the outstanding amount of any Investment made pursuant to Section 4.07(b) or as a Permitted Investment shall be excluded from the calculation of Consolidated Net Income for purposes of determining the amount of Restricted Payments that may be made pursuant to Section 4.07(a)(3) hereof.
Section 4.08    Limitation on Restrictions on Distributions from Subsidiaries
(a)    The Company shall not, and shall not permit any Subsidiary of the Company that is not a Subsidiary Guarantor to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company that is not a Subsidiary Guarantor to (i) pay dividends or make any other distributions on its Capital Stock to the Company (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), (ii) pay any Debt owed to the Company or to a Subsidiary Guarantor or (iii) transfer any of its property or assets to the Company.
(b)    Section 4.08(a) hereof will not prohibit the following:
(1)    any encumbrance or restriction in effect at or entered into on the Issue Date, including pursuant to the Credit Agreements, the Indenture Documents, any agreement entered into pursuant thereto, any Hedging Obligation or any other agreement;
(2)    any encumbrance or restriction with respect to a Subsidiary of the Company pursuant to an agreement relating to any Debt Issued by such Subsidiary or pursuant to an agreement or instrument governing the Capital Stock of such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company) and outstanding on such date;
(3)    any encumbrance or restriction pursuant to an agreement effecting an Issuance of Debt that does not materially and adversely affect the Company’s ability to make payments due with respect to the Notes, as determined in good faith by an Officer of the Company, the determination of which shall be evidenced by an Officer’s Certificate;
(4)    any such encumbrance or restriction consisting of customary nonassignment provisions in leases, contracts and licenses;
(5)    encumbrances or restrictions contained in (i) agreements governing Liens permitted to be incurred under the provisions of Section 4.12 hereof, and (ii) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements, which limitation is in each case applicable only to the assets or interests that are the subject of such agreements but which may include customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;
(6)    any encumbrance or restriction binding on a Foreign Subsidiary contained in an agreement pursuant to which such Foreign Subsidiary has Issued Debt permitted under Section 4.09 hereof;
(7)    any encumbrance or restriction relating to a Non-Recourse Subsidiary;
(8)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in Section 4.08(a)(iii) hereof on the property so acquired;
(9)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10)    restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect such Receivables Facility;
(11)    restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Subsidiaries (other than a Non-Recourse Subsidiary) is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Subsidiary or the assets or property of any other Subsidiary of the Company (other than a Non-Recourse Subsidiary);
(12)    any instrument governing any Debt or Capital Stock of a Person that is a Non-Recourse Subsidiary as in effect on the date that such Person becomes a Subsidiary that is not a Non-Recourse Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Subsidiary that is not a Non-Recourse Subsidiary, or the property or assets of the Person who became a Subsidiary that is not a Non-Recourse Subsidiary; provided that, in the case of Debt, the incurrence of such Debt as a result of such Person becoming a Subsidiary that is not a Non-Recourse Subsidiary was permitted by the terms of this Indenture; and
(13)    any encumbrances or restrictions of the type referred to in Sections 4.08(a)(i), (ii) and (iii) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those contained in such contracts, instruments or obligations as in effect prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 4.09    Limitation on Debt.
(a)    The Company shall not, and shall not permit any Subsidiary of the Company to, Issue, directly or indirectly, any Debt; provided, however, that the Company and any Subsidiary of the Company shall be permitted to Issue Debt if, at the time of such Issuance, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters for which financial statements are available exceeds the ratio of 2.0 to 1.0; provided, further, that the amount of Debt that may be Issued pursuant to the foregoing by Subsidiaries (other than Non-Recourse Subsidiaries) that are not Subsidiary Guarantors shall not exceed $175.0 million at any one time outstanding.
(b)    Notwithstanding the foregoing, the Company and its Subsidiaries may Issue the following Debt:
(1)    Debt, including Refinancing Debt, Issued pursuant to the Credit Agreements or otherwise in an aggregate principal amount, measured on the date of such issuance, which, when taken together with all other Debt Issued pursuant to this clause (1) and then outstanding, does not exceed the greater of (A) $1,300.0 million plus any Refinancing Costs less the sum of all principal payments with respect to such Debt (other than the Revolving Credit Facility and any other revolving credit indebtedness) that are made pursuant to the proviso to Section 4.10(b)(ii) hereof and (B) the amount of Debt that would cause the Consolidated Total Debt incurred under this Section 4.09(b)(i) to be equal to or less than 4.25 times Pro Forma EBITDA for the period of the most recently completed four consecutive fiscal quarters for which financial statements are available;
(2)    Debt (other than Debt described in Section 4.09(b)(1) hereof), including Refinancing Debt, in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit for the account of the Company or any of the Subsidiaries in an aggregate amount at any time outstanding not to exceed the excess of (i) $150.0 million over (ii) the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit Issued under the Credit Agreements or any Refinancing thereof or any other credit agreement, indenture or other agreement pursuant to clause (1) above;
(3)    Debt of the Company Issued to and held by a Subsidiary of the Company (other than a Non-Recourse Subsidiary) and Debt of a Subsidiary of the Company Issued to and held by the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary); provided, however, that (i) any subsequent Issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Subsidiary of the Company or any subsequent transfer of such Debt (other than to the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary)) will be deemed, in each case, to constitute the Issuance of such Debt by the Company or of such Debt by such Subsidiary, and (ii) in the case of such Debt issued by the Company or a Subsidiary Guarantor to a Subsidiary of the Company (other than a Non-Recourse Subsidiary) that is not a Subsidiary Guarantor, such Debt is subordinated to the Subsidiary Guarantee of such Subsidiary Guarantor;
(4)    the Notes (other than Additional Notes), the Exchange Notes and Debt Issued to Refinance any Debt permitted by this clause (4); provided, however, that, in the case of a Refinancing, the proceeds of any such Refinancing Debt, net of any underwriting discounts and Permitted OID, do not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;
(5)    Subordinated Obligations not to exceed $110.0 million at any one time outstanding;
(6)    Debt (other than Debt described in clause (1), (4), (5) or (18) of this Section 4.09(b)) of the Company or any of its Subsidiaries outstanding on the Issue Date and Debt Issued to Refinance any Debt permitted by this clause (6), or Section 4.09(a) hereof;
(7)    Debt (including Capital Lease Obligations) Issued to finance or reimburse the cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of property (real or personal), equipment or other fixed or capital assets used or useful in a Permitted Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (which Debt may be Issued at any time within 365 days of such acquisition, development, construction, purchase, lease, repair, addition or improvement), and Debt Issued to Refinance such Debt, in an amount, measured on the date of such Issuance which, when taken together with all other Debt Issued pursuant to this clause (7) and then outstanding, does not exceed the sum of (A) the greater of (x) 10% of Consolidated Total Assets at the time of such Issuance and (y) 10% of Consolidated Total Assets as of the Issue Date, plus (B) $7.5 million, plus for each period of twelve consecutive months after December 31, 2009, an additional $7.5 million, plus any Refinancing Costs; provided, however, that any such amounts which are available to be utilized during any such twelve month period and are not so utilized may be utilized during any succeeding period;

(8)    Debt (x) of the Company or any of its Subsidiaries incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Subsidiary or merged into the Company or a Subsidiary in accordance with the terms of this Indenture, and, in each case, Debt Issued to Refinance such Debt; provided, however, that (in the case of clause (x) or (y)) on the date of such acquisition and after giving Pro Forma effect thereto, either (i) the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters for which financial statements are available is equal to or greater than the Consolidated EBITDA Coverage Ratio for such period without giving Pro Forma effect to such acquisition or (ii) the Company could incur $1.00 of additional Debt under Section 4.09(a) hereof;
(9)    Non-Recourse Debt of a Non-Recourse Subsidiary; provided, however, that if any such Debt thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event will be deemed for the purposes of this Section 4.09 hereof to constitute the Issuance of such Debt by the issuer thereof;
(10)    Qualified Affiliate Debt;
(11)    Debt of Foreign Subsidiaries in an aggregate principal amount at the time of Issuance which, when taken together with all other Debt issued by Foreign Subsidiaries pursuant to this clause (11) and then outstanding, does not exceed the greater of (x) $110.0 million or (y) 9.0% of Consolidated Total Assets at the time of such Issuance;
(12)    Debt incurred by the Company or any Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims, self-insurance obligations and bankers’ acceptances in the ordinary course of business; provided that upon the drawing of such letters of credit or the incurrence of such Debt, such obligations are reimbursed within 30 days following such drawing or incurrence;
(13)    Debt arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (1) such Debt is not reflected on the balance sheet of the Company or any Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (1)), and (2) in the case of a disposition, the maximum assumable liability in respect of all such Debt (other than liability for those indemnification obligations that are not customarily subject to a cap) shall at no time exceed the gross proceeds, including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Subsidiaries of the Company in connection with such disposition;

(14)    obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Subsidiary of the Company in the ordinary course of business;
(15)    Debt (A) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within two Business Days after its incurrence, or (B) supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit;
(16)    Debt in an aggregate principal amount outstanding at any time not to exceed $200.0 million plus any Refinancing Costs;
(17)    Debt in an aggregate principal amount outstanding at any time not to exceed 100% of the net cash proceeds received by the Company after the Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Redeemable Stock or sales of Capital Stock to the Company or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (d) of the definition thereof);
(18)    Debt outstanding on the Issue Date under the Existing Subordinated Loan, and Refinancing Debt in respect thereof, provided that (A) the proceeds of any such Refinancing Debt, net of any underwriting discounts and Permitted OID, do not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof, (B) such Refinancing Debt shall be unsecured obligations, (C) such Refinancing Debt shall be subordinated in right of payment to the Notes and the Guarantees to the same extent as the Debt so Refinanced was subordinated in right of payment to the Notes and the Guarantees, unless such Refinancing is a Permitted Existing Subordinated Loan Refinancing, and (D) the Stated Maturity of each installment of principal of such Refinancing Debt shall not be, (x) in the case of a Permitted Existing Subordinated Loan Refinancing, earlier than the Stated Maturity of the Notes and (y) in all other cases, earlier than the Stated Maturity of the Debt so Refinanced; and
(19)    Guarantees by (x) any Subsidiary or any Subsidiary Guarantors of any Debt of the Company or a Subsidiary Guarantor or (y) the Company or any Subsidiary Guarantor of any Debt of any other Subsidiary Guarantor, in each case permitted by Section 4.09(a) hereof or clauses (1) through (18) of this Section 4.09(b).
(c)    To the extent the Company or any Subsidiary of the Company guarantees any Debt of the Company or of a Subsidiary of the Company, such guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the Debt will be deemed to be outstanding. If the Company or a Subsidiary of the Company guarantees any Debt of a Person that, subsequent to the Issuance of such guarantee, becomes a Subsidiary, such guarantee and the Debt so guaranteed will be deemed to be the same indebtedness, which will be deemed to have been Issued when the guarantee was Issued and will be deemed to be permitted to the extent the guarantee was permitted when Issued.
(d)    For purposes of determining the compliance of any Debt Issued pursuant to any of the clauses of Section 4.09(b) hereof to Refinance other Debt, to the extent that the principal amount of such Refinancing Debt, when taken together with the principal amount of any other Debt Issued pursuant to the same clause of Section 4.09(b) hereof and then outstanding, exceeds the maximum principal amount of Debt permitted at such time by such clause, such Debt shall nevertheless be deemed to be Issued in compliance with such clause and this Section 4.09 if the aggregate principal amount of Debt outstanding pursuant to such clause, after giving effect to such Issuance, does not exceed the sum of the principal amount of the Debt to be Refinanced, plus any Refinancing Costs associated therewith, plus the principal amount of any other Debt Issued pursuant to such clause and then outstanding.
(e)    For purposes of determining compliance with any U.S. dollar denominated restriction on the Issuance of Debt where the Debt Issued is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of the Issuance of such Debt, provided, however, that if any such Debt denominated in a different currency is subject to a Hedging Obligation with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Debt, the amount of such Debt expressed in U.S. dollars will be as provided in such Hedging Obligation. The principal amount of any Refinancing Debt Issued in the same currency as the Debt being Refinanced will be the U.S. Dollar Equivalent of the Debt Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Hedging Obligation, in which case the Refinancing Debt will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Debt exceeds the principal amount of the Debt being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Debt is Issued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Debt that the Company and its Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies.
(f)    For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Debt meets the criteria (or would meet the criteria at the time of application of this clause (f) as if such item of Debt were Issued at such time) of more than one of the categories of permitted Debt described in clauses (1) through (19) of Section 4.09(b) hereof or is (or would at such time be) entitled to be Issued pursuant to Section 4.09(a) hereof, the Company, in its sole discretion and at its option, will be permitted to classify or divide such item of Debt on the date of its incurrence, or later redivide, classify or reclassify (based on circumstances existing at the time of such reclassification or redivision) all or a portion of such item of Debt, in each case to any category of permitted Debt described in such clauses (1) through (19) of Section 4.09(b) hereof or Section 4.09(a) hereof in a manner that complies with this Section 4.09, including by allocation to more than one other type of Debt, and such item of Debt (or portion thereof, as applicable) will be treated as having been Issued pursuant to only such clause or clauses or Section 4.09(a) hereof (and in the case of a subsequent division, classification or reclassification, such item of Debt shall cease to be divided or classified as it was prior to such subsequent division, classification or reclassification). For the avoidance of doubt, Refinancing Debt Issued in respect of Debt Issued under Section 4.09(b)(1)(B) (together with any related Refinancing Costs) may be allocated to Section 4.09(b)(1)(B) regardless of whether the 4.25 times Pro Forma EBITDA test is met at the time of the Issuance of such Refinancing Debt.
(g)    Any Debt Issued under the Credit Agreements pursuant to Section 4.09(b)(1) hereof shall be deemed for purposes of this Section 4.09 to have been incurred on the date such Debt was first Issued until such Debt is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Agreements that provide that such Debt is deemed to be repaid daily (or otherwise periodically), but only to the extent such Debt is promptly reborrowed.
(h)    The accrual of interest, the accretion or amortization of original issue discount, the payment or accretion of interest on any Debt in the form of additional Debt with the same terms, the reclassification of Preferred Stock as Debt due to a change in accounting principles, and the payment of dividends on

Preferred Stock in the form of additional shares of the same class of Preferred Stock will not be deemed to be an Issuance of Debt. Notwithstanding any other provision of this Section 4.09, the maximum amount of Debt that the Company or any Subsidiary of the Company may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
(i)    The amount of any Debt outstanding as of any date will be:
(1)    the accreted value of the Debt, in the case of any Debt Issued with original issue discount;
(2)    the principal amount of the Debt, in the case of any other Debt; and
(3)    in respect of Debt of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(x)    the Fair Market Value of such assets at the date of determination; and
(y)    the amount of the Debt of the other Person.
Section 4.10    Limitation on Asset Sales.
(a)    The Company shall not, and shall not permit any Subsidiary of the Company (other than a Non-Recourse Subsidiary) to consummate any Asset Sale unless:
(i)    the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets subject to such Asset Sale; and
(ii)    at least 75% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents (or the foreign equivalent of Cash Equivalents) or the assumption by the purchaser of liabilities (including in the case of the sale of the Capital Stock of a Subsidiary of the Company, liabilities of the Company or such Subsidiary) of the Company or any Subsidiary (other than a Non-Recourse Subsidiary) (other than liabilities that are by their terms subordinated to the Notes or any guarantee related thereto) as a result of which the Company and the Subsidiaries (other than Non-Recourse Subsidiaries) are no longer obligated with respect to such liabilities.
Notwithstanding the foregoing, the 75% limitation referred to in clause (ii) of this Section 4.10(a) shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined on an after tax basis and in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.
For purposes of the foregoing clause (ii), each of the following shall be deemed to be cash:
(1)    any securities, notes, other obligations or assets received by the Company or the Subsidiary of the Company (other than a Non-Recourse Subsidiary) from a transferee that are converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale;

(2)    any Designated Noncash Consideration received by the Company or the Subsidiary (other than Non-Recourse Subsidiaries) in such Asset Sale having an aggregate Fair Market Value (measured at the time received and without giving effect to subsequent changes in value), taken together with all other Designated Noncash Consideration received pursuant to this clause (2) then outstanding, not to exceed the greater of (i) 4.0% of Consolidated Total Assets at the time such Designated Noncash Consideration is received and (ii) $50.0 million;
(3)    any readily marketable securities which the Company intends, in good faith, to liquidate promptly after such Asset Sale; and
(4)    any Additional Assets.
(b)    The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Subsidiary (other than a Non-Recourse Subsidiary), to the extent the Company or such Subsidiary elects (or is required by the terms of any Debt):
(i)    to prepay, repay, purchase, repurchase or defease Debt of the Company or any Subsidiary (other than a Non-Recourse Subsidiary) secured by Liens (whose commitments shall be correspondingly reduced permanently upon such repayment or prepayment);
(ii)    to prepay, repay, purchase, repurchase or defease Pari Passu Debt of the Company or a Subsidiary Guarantor or any Debt of any other Subsidiary (other than a Non-Recourse Subsidiary) (excluding, in any such case, any Debt owed to the Company or a Subsidiary of the Company that is not a Non-Recourse Subsidiary); provided that in connection with any such prepayment, repayment, purchase or repurchase of any Debt (other than the Revolving Credit Facility and any other revolving credit indebtedness) Issued pursuant to Section 4.09(b)(1) hereof, the Company or such Subsidiary shall be required to retire permanently such Debt in an amount equal to the principal so prepaid, repaid, purchased or repurchased; or
(iii)    to make a capital expenditure or reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary (other than a Non-Recourse Subsidiary) with Net Available Cash received by the Company or Subsidiary); provided that in the case of an Asset Sale by the Company or a Subsidiary Guarantor of Capital Stock of a Subsidiary that is not a Subsidiary Guarantor, the acquired Additional Assets may be held in a Subsidiary that is not a Subsidiary Guarantor.
(c)    Any Net Available Cash from an Asset Sale not applied in accordance with paragraph (b) of this Section 4.10 within 365 days from the date of the receipt of such Net Available Cash or reasonably necessary for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Available Cash that becomes reasonably necessary as contemplated above and any Net Available Cash that had been reasonably necessary in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be reasonably necessary or at the time the relevant project is so abandoned or completed, as applicable; provided, further, however, that the amount of any Net Available Cash that continues to be reasonably necessary for investment in identified Additional Assets and that is not actually so invested within twelve months from the date such Net Available Cash was determined to be reasonably necessary for investment in identified Additional Assets in respect of a project that shall have been commenced shall also constitute “Excess Proceeds.” Pending application of Net Available Cash pursuant to this Section 4.10, such Net Available Cash shall be invested in Cash Equivalents (or the foreign equivalent of Cash Equivalents), applied to temporarily reduce revolving credit indebtedness or used for any other purpose permitted by this Indenture (other than to make any Restricted Payments).
(d)    When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to repurchase (the “Prepayment Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the Company makes a Prepayment Offer prior to the 365-day deadline specified in Section 4.10(c) with respect to any Net Available Cash (treating such Net Available Cash as if it were Excess Proceeds), the Company’s obligations with respect to such Net Available Cash under this Section 4.10 shall be deemed satisfied after completion of such Prepayment Offer. To the extent that any portion of the amount of such Excess Proceeds remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with this Indenture, the Company or such Subsidiary may use such remaining amount for any other purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero. The term “Allocable Excess Proceeds” shall mean the product of:
(x)    the Excess Proceeds and
(y)    a fraction,
(1)    the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and
(2)    the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company or a Subsidiary Guarantor outstanding on the date of the Prepayment Offer that is Pari Passu Debt and subject to terms and conditions in respect of Asset Sales that require the Company or such Subsidiary Guarantor to make an offer to repurchase such Debt out of the proceeds of the Asset Sale which shall have caused the Company to make the Prepayment Offer.
(e)    Within five business days after the Company is obligated to make a Prepayment Offer as described in Section 4.10(d) hereof, the Company shall mail or otherwise provide notice to the Holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date (the “Repurchase Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise provided.
(f)    Not later than the date upon which written notice of a Prepayment Offer is delivered to the Holders as provided in Section 4.10(d) hereof, the Company shall deliver to the Trustee an Officer’s Certificate as to the amount of the Allocable Excess Proceeds. Within 10 days after such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent in this regard, segregate and hold in trust) in immediately available funds an amount equal to the Allocable Excess Proceeds to be held for payment in accordance with the provisions of this Section 4.10(f). The amount so deposited, at the option of, or pursuant to the specific written direction of, the Company, as applicable, may be invested in Cash Equivalents the maturity date of which is not later than the Repurchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee, other Paying Agent or the Company, as applicable, shall, on the Repurchase Date, deliver payment to each tendering Holder in the amount of the purchase price for such Notes specified in Section 4.10(d) hereof. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Allocable Excess Proceeds, the excess shall be immediately returned to the Company (if held by the Trustee or another Paying Agent), and shall be permitted to be used by the Company for any other purpose permitted by this Indenture.
(g)    Holders of Notes electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the Repurchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Repurchase Date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Allocable Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased). Holders whose Notes are purchased only in part will be Issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
(h)    The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.
Section 4.11    Limitation on Transactions with Affiliates.
(a)    The Company shall not, and shall not permit any of its Subsidiaries (other than any Non-Recourse Subsidiary) to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company involving aggregate payments or consideration in excess of $10.0 million, unless:
(i)    the terms of such business, transaction or series of transactions are not materially less favorable when taken as a whole to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm’s-length dealings with an unrelated third Person and
(ii)    to the extent that such business, transaction or series of transactions (other than Debt Issued by the Company which is permitted under Section 4.09 hereof) is known by the Board of Directors of the Company to involve an Affiliate of the Company, other than any purchase or sale of inventory in the ordinary course of business (an “Inventory Transaction”), involving aggregate payments or other consideration in excess of $20.0 million, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by all of the independent members of the Board of Directors of the Company and the Company delivers to the Trustee an Officer’s Certificate evidencing such approval (provided that if no member of the Board of Directors of the Company is independent, the Company may deliver to the Trustee a letter from a nationally recognized investment banking firm stating that the financial terms of such transaction are fair to the Company from a financial point of view or meets the requirements of Section 4.11(a)(i) hereof).
(b)    Section 4.11(a) hereof shall not prohibit the following:
(i)    any Restricted Payment permitted to be paid pursuant to Section 4.07 hereof or the definition of “Permitted Investment”;
(ii)    any transaction among the Company, any of its Subsidiaries or any Guarantors or any other entity (other than any such other entity that was an Affiliate of the Company prior to such transaction) that becomes a Subsidiary or a Guarantor as part of such transaction;
(iii)    any transaction among Subsidiaries of the Company or the Guarantors or any other entity (other than any such other entity that was an Affiliate of the Company prior to such transaction) that becomes a Subsidiary or a Guarantor as part of such transaction;
(iv)    any transaction between the Company or a Subsidiary of the Company and its own employee stock ownership plan and the issuance or transfer of Capital Stock (other than Redeemable Stock) of the Company to any Permitted Holder or to any director, manager, officer, employee or consultant of the Company, its Subsidiaries or any direct or indirect parent company thereof (or their estates, spouses or former spouses);
(v)    any transaction with an officer, director, manager, employee or consultant of the Company, of its Parent or of any Subsidiary of the Company (including compensation or employee benefit arrangements with any such officer, director, manager, employee or consultant);
(vi)    any business or transaction with a Qualified Joint Venture;
(vii)    any transaction which is a Permitted Transaction;
(viii)    any transaction pursuant to which a Parent or any Affiliate of the Company will provide the Company and its Subsidiaries at their request and at the cost to such Parent or Affiliate with certain allocated services, including services to be purchased from third party providers, such as legal and accounting services, tax, consulting, financial advisory, corporate governance, insurance coverage and other services;
(ix)    payments by the Company or a Subsidiary of the Company to a Parent or any Affiliate of the Company for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;
(x)    any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (a) reorganizing to facilitate an initial public offering of securities of the Company or a direct or indirect parent of the Company, (b) forming or collapsing a holding company structure or (c) reincorporating the Company in a new jurisdiction;

(xi)    transactions in which the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary), as the case may be, delivers to the Trustee a letter from a nationally recognized investment banking firm stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or meets the requirements of Section 4.11(a)(i) hereof;
(xii)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and the Subsidiaries of the Company (other than Non-Recourse Subsidiaries), in the good faith determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(xiii)    the Transactions and the payment of all premiums, fees, expenses and other amounts related to the Transactions;
(xiv)    investments by a Parent or any Affiliate of the Company in securities of the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment to be held by such Parent or Affiliate constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;
(xv)    sales or repurchases of accounts receivable, payment intangibles and related assets or participations therein, in connection with, or any other transactions relating to, any Receivables Facility;
(xvi)    any transaction with an Affiliate in which the consideration paid by the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) consists only of Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock); and
(xvii)    any transaction contemplated by Section 4.07(b)(viii) hereof or Section 4.07(b)(xiv) hereof.
Section 4.12    Limitation on Liens.
(a)    The Company shall not, and shall not permit any Subsidiary Guarantor to, create or suffer to exist any Lien upon any of its property or assets (including Capital Stock or Debt of any Subsidiary of the Company) now owned or hereafter acquired by it, securing any obligation under any Debt unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such obligation with a Lien on the same assets securing such obligation for so long as such obligation is secured by such Lien.
(b)    The preceding paragraph (a) shall not require the Company or any Subsidiary Guarantor to equally and ratably secure the Notes if the Lien consists of any of the following (collectively, “Permitted Liens”):
(1)    Liens existing as of the Issue Date;
(2)    any Lien arising by reason of (i) any judgment, decree or order of any court or arbitrator, so long as such judgment, decree or order is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (ii) taxes, assessments or other governmental charges or claims not delinquent or which are being contested in good faith, for which adequate reserves (as determined by the Company) have been established, (iii) security for payment of workers’ compensation or other insurance, (iv) security for the performance of tenders, contracts (other than contracts for the payment of borrowed money) or leases in the ordinary course of business, (v) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds entered into in the ordinary course of business, (vi) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees, suppliers or similar Persons, incurred in the ordinary course of business for sums which are not delinquent for a period of more than 45 days or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, (vii) security for surety, appeal, reclamation, performance or other similar bonds, performance or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person, (viii) security for Hedging Obligations, (ix) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business, (x) Liens in favor of the Company or any Subsidiary Guarantor, (xi) Liens on inventory or equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company’s client or customer at which such inventory or equipment is located, (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (xiii) security for rent payments;
(3)    Liens to secure the payment of all or a part of the cost or purchase price (or financing or reimbursement thereof) of, or Capital Lease Obligations with respect to, assets (including Capital Stock) or property (real or personal) or business acquired, developed, constructed purchased, leased, repaired, added or improved (and related obligations); provided, however, that (i) the Debt secured by such Liens shall have otherwise been permitted to be Issued under this Indenture, (ii) such Liens shall not encumber any assets or property of the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) other than the assets or property (including Capital Stock and any assets or property owned by the issuer of such Capital Stock) leased, in the case of a Capital Lease Obligation, or the acquisition, development, construction, purchase, lease, repair, addition or improvement cost of which is financed or reimbursed by such Debt, or which secure any such Debt or related obligations that are assumed in connection therewith, and the proceeds and products thereof and any improvements thereto or as otherwise permitted under this Section 4.12, and (iii) to the extent such Debt is incurred pursuant to Section 4.09(b)(7) hereof, such Liens shall attach to such assets or property within 365 days of such acquisition, development, construction, purchase, lease, repair, addition or improvement;
(4)    Liens (A) on the assets or property (including shares of Capital Stock) of a Subsidiary of the Company existing (or required pursuant to agreements existing) at the time such Subsidiary became a Subsidiary of the Company or (B) on property at the time the Company or a Subsidiary of the Company acquired the property (including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary of the Company); provided, however, that such Liens do not extend to or cover any other property or assets of the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) other than the proceeds and products thereof and any improvements thereto or as otherwise permitted under this Section 4.12;
(5)    Liens on any assets of the Company or any Subsidiary of the Company securing obligations in respect of (i) any Debt originally Issued under Section 4.09(b)(1) or Section 4.09(b)(2) hereof, (ii) any Debt originally Issued under Section 4.09(b)(16) hereof, (iii) any Debt originally Issued under Section 4.09(b)(11) hereof and (iv) any other Debt originally Issued under Section 4.09

(a) hereof if at the time of Issuance of such Debt under this clause (iv) and after giving Pro Forma effect thereto the Consolidated Secured Debt Ratio would be no greater than 4.25 to 1.0;
(6)    leases, licenses, subleases and sublicenses of property granted by the Company and its Subsidiaries in the ordinary conduct of the business of the Company or any of its Subsidiaries and which do not secure any Debt;
(7)    Liens securing Debt (and related obligations) Issued to Refinance Debt (and related obligations) which has been secured by a Lien permitted under this Indenture and is permitted to be Refinanced under this Indenture; provided, however, that (A) such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing (or required to secure) the Debt (and related obligations) so Refinanced, other than the proceeds and products thereof and any improvements thereto or as otherwise permitted pursuant to this Section 4.12 and (B) any refinancing Lien incurred pursuant to this clause (7) in respect of a Lien incurred pursuant to clause (5)(i), (ii) or (iii) or clause (24) of this Section 4.12 shall be deemed to have been incurred pursuant to such clause 5(i), (ii) or (iii) or clause (24) of this Section 4.12 (as applicable) until the refinancing Lien incurred pursuant to this clause (7) (and any refinancing Lien incurred in respect thereof) is discharged;
(8)    easements, reservations, licenses, rights-of-way, zoning restrictions and covenants, conditions and restrictions and other similar encumbrances or title defects or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which, in the aggregate, do not materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(9)    (i) Liens on assets of a Non-Recourse Subsidiary to secure obligations of a Non‑Recourse Subsidiary and (ii) Liens on assets of a Non-Recourse Subsidiary or a Subsidiary that is not a Subsidiary Guarantor to secure obligations of a Non-Recourse Subsidiary or a Subsidiary that is not a Subsidiary Guarantor;
(10)    Liens on assets located outside the United States of America to secure Debt (and related obligations) Issued by Foreign Subsidiaries permitted under Section 4.09 hereof;
(11)    Liens in favor of the United States of America for amounts paid by the Company or any of its Subsidiaries as progress payments under government contracts entered into by them;
(12)    other Liens incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of any of their assets not incurred in connection with Debt, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(13)    Liens granted in favor of issuers of documentary or trade letters of credit for the account of the Company or such Subsidiary or bankers’ acceptances, which Liens secure the reimbursement obligations of the Company or such Subsidiary on account of such letters of credit or bankers’ acceptances; provided that each such Lien is limited to (i) the assets acquired or shipped with the support of such letter of credit or bankers’ acceptances and (ii) any assets of the Company or such Subsidiary which are in the care, custody or control of such issuer;

(14)    Liens on (i) the net proceeds of the Issuance of Debt to secure any redemption, repurchase or defeasance obligations in respect of such Debt or any other Debt (and related obligations) being Refinanced with the proceeds of such Debt and (ii) any additional cash to secure such redemption, repurchase or defeasance obligations in an amount which, when added to such net proceeds, is necessary to effect such redemption, repurchase or defeasance;
(15)    Liens securing Debt and related obligations of a Subsidiary Guarantor owing to the Company or another Subsidiary Guarantor permitted by Section 4.09(b) hereof;
(16)    deposits in the ordinary course of business to secure liability to insurance carriers;
(17)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to securities accounts, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(18)    Liens that are contractual rights of set-off and other Liens arising as a matter of law (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) in the ordinary course of business;
(19)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(20)    Liens on accounts receivable, payment intangibles and related assets incurred in connection with a Receivables Facility and limited recourse Liens on the Capital Stock of any Receivables Subsidiary;
(21)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;
(22)    Liens securing secured Cash Management Obligations;
(23)    Liens securing Debt and related obligations in respect of the Notes, any Exchange Notes issued in respect of such Notes and Guarantees of any of the foregoing (and any Liens on the same Collateral ranking junior to any such Liens pursuant to customary intercreditor arrangements); and
(24)    Liens securing Debt which, together with all other Debt secured by Liens (excluding Liens permitted by clauses (1) through (23) above) at the time of determination do not exceed the greater of (x) $25.0 million and (y) 2.0% of Consolidated Total Assets at the time of such determination (and obligations related to any such Debt).

(c)    For purposes of determining compliance with this Section 4.12, (A) Liens securing Debt and obligations need not be incurred solely by reference to Section 4.12(a) or to one category of Permitted Liens described in clauses (1) through (24) of Section 4.12(b) (or subparts thereof) but are permitted to be incurred in part under any combination thereof, and (B) in the event that a Lien meets the criteria of Section 4.12(a) or one or more of the categories of Permitted Liens described in clauses (1) through (24) of Section 4.12(b) (or subparts thereof), the Company shall, in its sole discretion, classify, divide or later reclassify or redivide (based on circumstances existing at the time of such reclassification or redivision) such Liens (or any portions thereof) in any manner that complies with the definition of Permitted Liens, including by allocation to Section 4.12(a) or to more than one other clause or subpart of the definition of Permitted Liens, and such Liens (or portions thereof, as applicable) will be treated as having been incurred pursuant to only Section 4.12(a) or such clause, clauses or subparts of Section 4.12(b) (and in the case of a subsequent division, classification or reclassification, such Liens shall cease to be divided or classified as it was prior to such subsequent division, classification or reclassification). Notwithstanding the foregoing, Permitted Liens incurred pursuant to Section 4.12(b)(5)(i) hereof, which shall include Liens that are outstanding thereunder on the Issue Date, shall not be permitted to be reclassified or redivided after the date of the incurrence thereof.
(d)    Permitted Liens may be of any priority relative to any Liens securing the Note Obligations, except where otherwise specified. The Trustee shall enter into customary intercreditor arrangements with respect to such Permitted Liens and Liens securing the Note Obligations, if any.
(e)    With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. “Increased Amount” with respect to any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common equity of the Company or any direct or indirect parent of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Debt.”
Section 4.13    Change of Control.
(a)    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder’s Notes at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase; provided that, prior to the time that the Change of Control Notice is mailed (or otherwise provided as contemplated by paragraph (b) below), but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Bank Debt or to offer to repay in full all Bank Debt and to repay the Bank Debt of each lender who has accepted such offer or (ii) obtain the requisite consent under the Bank Debt to permit the repurchase of the Notes as provided for below. The Company must first comply with the proviso in the preceding sentence before it will be required to repurchase Notes in connection with a Change of Control.
(b)    Within 45 days following any Change of Control, the Company will provide a notice (a “Change of Control Notice”) to each Holder with a copy to the Trustee stating (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder’s Notes at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase; (ii) the circumstances and relevant facts regarding such Change of Control; (iii) the repurchase date (which will be no earlier than 30 days nor later than

60 days from the date such notice is provided); and (iv) the instructions, determined by the Company consistent with this provision, that a Holder must follow in order to have its Notes repurchased.
(c)    Holders electing to have a Note repurchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the repurchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing its election to have such Note repurchased. On the repurchase date, all Notes repurchased by the Company shall be delivered to the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest to the holders entitled thereto. Upon surrender of a Note that is repurchased under this provision in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Note having a principal amount equal to the principal amount of the Note surrendered less the portion of the principal amount of the Note repurchased.
(d)    The Company will not be required to make a Change of Control offer upon a Change of Control if (1) a third party makes the Change of Control offer in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control offer (it being understood that such third-party may make a Change of Control offer that is conditioned on and prior to the occurrence of a Change of Control pursuant to this clause (1)) or (2) notice of redemption that is or has become unconditional has been given pursuant to Article 3 hereof, unless and until there is a default in payment of the applicable redemption price.
(e)    A Change of Control offer may be made in advance of a Change of Control, conditional upon such Change of Control or other events. It is understood, for the avoidance of doubt, that the making of a Change of Control offer that is conditioned on such other event will not satisfy the requirement under this Section 4.13 to make and consummate a Change of Control offer if such Change of Control offer is not completed due to a failure to satisfy or waive such condition.
(f)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13 or the related provisions of Article 3 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 or the related provisions of Article 3 hereof by virtue of such compliance.
Section 4.14    Future Subsidiary Guarantors.
The Company will not permit any of its Wholly-Owned Recourse Subsidiaries that is a Domestic Subsidiary (or Partially-Owned Recourse Subsidiary if such Partially-Owned Recourse Subsidiary is a Domestic Subsidiary and guarantees other capital markets debt securities or any Debt under the Credit Agreements of the Company or any Subsidiary Guarantor), other than a Subsidiary Guarantor or an Immaterial Subsidiary, to guarantee the payment of any capital markets debt securities or any Debt under the Credit Agreements of the Company or any other Subsidiary Guarantor unless:
(1)    such Subsidiary within 30 days (or such later date as the Trustee may agree) executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Subsidiary, except that with respect to a guarantee of capital markets debt securities or Debt under the Credit Agreements of the Company or any Subsidiary Guarantor that is by its express terms subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, any such guarantee by such Subsidiary with respect to such capital markets debt securities or Debt under the Credit Agreements shall be subordinated in right of payment to such Subsidiary Guarantee substantially to the same extent as such capital markets debt securities or Debt under the Credit Agreements are subordinated to the Notes; and
(2)    such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company (other than a Non-Recourse Subsidiary) as a result of any payment by such Subsidiary under its Subsidiary Guarantee prior to payment in full of the Notes;
provided that this Section 4.14 will not be applicable to (x) any guarantee of any Subsidiary of the Company that existed at the time such Person became a Subsidiary of the Company and was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company or (y) any guarantee of any Subsidiary of the Company that was incurred at the time such Person became a Subsidiary of the Company in connection with (A) Debt (other than Debt of the Company or any Subsidiary Guarantor) that existed at such time or the proceeds of which were used to make such acquisition or (B) Debt (other than Debt of the Company or a Subsidiary Guarantor) that is permitted to be secured by clauses (3) or (4) of the definition of Permitted Liens or clause (7) of the definition of Permitted Liens (but only to the extent relating to the refinancing, refunding, extension, renewal or replacement of the Liens permitted under any of the foregoing clauses).
Section 4.15    Covenant Suspension.
During any period of time that:
(a)    the Notes have Investment Grade Ratings from the Rating Agencies and
(b)    no Default or Event of Default has occurred and is continuing under this Indenture, the Company and the Subsidiaries of the Company (other than the Non-Recourse Subsidiaries) will not be subject to Section 4.07, 4.08, 4.09, 4.10 and 5.01(a)(iii) hereof (collectively, the “Suspended Covenants”). In the event that the Company and the Subsidiaries of the Company (other than the Non-Recourse Subsidiaries) are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, on any subsequent date (the “Reversion Date”), one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Subsidiaries of the Company (other than the Non-Recourse Subsidiaries) will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with Section 4.07 hereof with respect to Restricted Payments made after the time of withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.07 hereof as though Section 4.07 hereof had been in effect during the entire period of time from the Issue Date, provided, however, that there will not be deemed to have occurred a Default or Event of Default with respect to Section 4.07 hereof or any other Suspended Covenants during the time that the Company and the Subsidiaries of the Company (other than the Non-Recourse Subsidiaries) were not subject to the Suspended Covenants (the “Suspension Period”) (or after that time based solely on the events that occurred during that time).

On and after each Reversion Date, the Company and the Subsidiaries of the Company will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period.
For purposes of Section 4.08 hereof, on the Reversion Date, any contractual encumbrances or restrictions entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted under Section 4.08(b)(1).
For purposes of Section 4.10 hereof, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.
For purposes of Section 4.11 hereof, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of Section 4.11(b)(i).
The Company shall deliver an Officer’s Certificate to the Trustee, specifying (i) if a Covenant Suspension Event has occurred, (ii) if a Reversion Date has occurred and (iii) the dates of the commencement or ending of any Suspension Period. The Trustee shall not have any duty to monitor whether or not a Covenant Suspension Event or Reversion Date has occurred or if a Suspension Period has commenced or ended, nor any duty to notify the noteholders of any of the foregoing.
ARTICLE 5
SUCCESSOR COMPANY
Section 5.01    Merger, Consolidation, or Sale of Assets.
(a)    The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (if not the Company) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Notes; (ii) immediately after giving Pro Forma effect to such transaction and other related transactions (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been issued by such Person or such Subsidiary at the time of such transaction), no Default has occurred and is continuing; (iii) immediately after giving Pro Forma effect to such transaction and other related transactions, the resulting, surviving or transferee Person would either (A) be able to incur at least $1.00 of Debt pursuant to Section 4.09(a) hereof or (B) have a Consolidated EBITDA Coverage Ratio for the most recently ended four full fiscal quarters for which financial statements are available that is greater than or equal to that of the Company immediately prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided that, without complying with this clause (a), (A) a Subsidiary Guarantor may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, the Company or another Subsidiary Guarantor, and (B) any Subsidiary that is not a Subsidiary Guarantor or a Non-Recourse Subsidiary may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, the Company or another Subsidiary (other than a Non-Recourse Subsidiary), and (C) any Non-Recourse Subsidiary may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to any Person.

(b)    The resulting, surviving or transferee Person will be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Company under this Indenture and thereafter, except in the case of a lease, the predecessor Company will be discharged from all obligations and covenants under the Indenture Documents.
(c)    Unless the Subsidiary Guarantee of a Subsidiary Guarantor is being released as permitted by Section 10.04 hereof in connection with a merger, conveyance, transfer or lease, the Company will not permit such Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person (other than the Company or a Subsidiary Guarantor) unless either:
(i)    (A) the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) is organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia and such Person expressly assumes by a supplemental guarantee agreement, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (B) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been issued by such Person or such Subsidiary at the time of the transaction), no Default has occurred and is continuing; and (C) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental guarantee agreement (if any) comply with this Indenture; or
(ii)    such transaction is an Asset Sale (and is permitted by Section 4.10 hereof) or is a transaction that is excluded from the definition thereof.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following is an “Event of Default”:
(i)    a default in the payment of interest on the Notes when due, continued for 30 days,
(ii)    a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise,
(iii)    the failure by the Company to comply for 60 days after a Default Notice is given with the other agreements applicable to it contained in this Indenture or the Notes (other than those referred to in clauses (i) and (ii) of this paragraph),
(iv)    the principal amount of Debt of the Company or any Significant Subsidiary (other than Debt owed to the Company or a Subsidiary other than a Non-Recourse Subsidiary) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25.0 million or its foreign currency equivalent and such default continues for 10 days after a Default Notice is given,

(v)    (a)    the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(1)    commences a voluntary case;
(2)    consents to the entry of an order for relief against it in an involuntary case;
(3)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(4)    makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or
(b)    a court of competent jurisdiction enters an order or decree (which order or decree remains unstayed and in effect for 60 days) under any Bankruptcy Law that:
(1)    is for relief against the Company or any Significant Subsidiary in an involuntary case;
(2)    appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
(3)    orders the winding up or liquidation of the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the provisions of this clause (v),
(vi)    any judgment or decree that is not covered by insurance and is for the payment of money in excess of $25.0 million or its foreign currency equivalent is entered against the Company or a Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is unstayed or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after a Default Notice is given, or
(vii)    a Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of this Indenture) and such default continues for 10 days after a Default Notice is given, or an Officer of a Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.
However, a default under Section 6.01(iii), (iv), (vi)(B) or (vii) hereof will not constitute an Event of Default until the Trustee or the holders of at least 30% in principal amount of the outstanding Notes notify the Company of the default (a “Default Notice”) and the Company does not cure such default within the time specified after receipt of such Default Notice.
Section 6.02    Acceleration.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default under Section 6.01(v) hereof with respect to the Company occurs and is continuing, the principal of and interest on all the Notes will by that very fact alone become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
(a)    Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, or compliance with any provision of this Indenture except a continuing Default or Event of Default in the payment of the principal of or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
(b)    In the event of any Event of Default specified in Section 6.01(iv) hereof, such Event of Default and all consequences thereof (excluding any resulting Event of Default under Section 6.01(i) or (ii) hereof) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,
(x)    the Debt that is the basis for such Event of Default has been discharged,
(y)    the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or
(z)    the Default that is the basis for such Event of Default has been cured.
Section 6.05    Control by Majority.

Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of any other Holders of Notes or that may involve the Trustee in personal liability.
Section 6.06    Limitation on Suits.
Except to enforce the right to receive payment of principal or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(1)    such Holder has previously given to the Trustee written notice that an Event of Default is continuing;
(2)    Holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;
(3)    such Holders have offered the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred in compliance with such request;
(4)    the Trustee has not complied with such request within 60 days after receipt thereof and the offer of security or indemnity; and
(5)    Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities.
If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses, indemnity amounts and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, and interest, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct in a final, non-appealable order.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).
(c)    The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, its own bad faith or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)    the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of it selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(f)    Subject to Section 7.01 hereof, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(h)    Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(i) hereof or Section 6.01(ii) hereof or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(i)    Delivery of reports, information and documents to the Trustee under Section 4.03 hereof is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(j)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Indenture Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults.
If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail or otherwise provide to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes.
Section 7.06    Reports by Trustee to Holders of the Notes.
(a)    Within 60 days after each January 15 beginning with the January 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).
(b)    A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07    Compensation and Indemnity.
(a)    The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)    The Company and the Guarantors, jointly and severally, will indemnify the Trustee and its officers, directors, employees and agents and hold them harmless against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. To the extent there exists a conflict or a potential conflict of interest, as determined in good faith by the Trustee, the Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)    The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(d)    To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
(f)    The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.10 hereof;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a custodian or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.

(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11    Preferential Collection of Claims Against Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may at any time, at its option evidenced by a resolution of its Board of Directors set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance, Covenant Defeasance and Discharge.
(a)    Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02(a), all of the Company’s and the Guarantors’ obligations under the Indenture Documents will be terminated, except for obligations under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 hereof (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees) and cured all existing Events of Default, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02(a) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of Holders of outstanding Notes of any particular series to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such Notes when such payments are due from the Funds in Trust referred to in Section 8.04 hereof;
(2)    the Company’s obligations with respect any series of Notes under Article 2 hereof and Section 4.02 hereof;
(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and
(4)    this Article 8.
Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02(a) notwithstanding the prior exercise of its option under Section 8.02(b) hereof.
(b)    Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02(b), the Guarantors’ obligations under Article 10 hereof and the Company’s obligations under (1) Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 hereof and Article 10 hereof and (2) clauses (ii), (iii) and (iv) of Section 5.01(a) hereof and Section 5.01(c) hereof (“Covenant Defeasance”), any existing failure by the Company or the Guarantors to comply with any such obligations shall no longer constitute an Event of Default, and such Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant listed in the preceding sentence, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02(b), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (iii) (other than with respect to compliance with Section 5.01(a)(i) hereof), (iv), (v) (with respect to Significant Subsidiaries only), (vi) and (vii) of Section 6.01 hereof will not constitute Events of Default. In addition the Guarantees will be terminated and released and the Guarantors discharged with respect to their Guarantees and such Notes upon a Covenant Defeasance.
Section 8.03    Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the series of Notes being defeased, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations (“Funds in Trust”), in amounts as will be sufficient (with respect to any deposit other than one made entirely in the form of cash, in the opinion of or as certified by (i) a nationally-recognized firm of independent accountants, (ii) a reputable independent valuation consultant or (iii) a reputable independent investment bank) to pay the principal of, or interest and premium on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;
(2)    in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes being defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes being defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to the Funds in Trust);
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries)

is a party or by which the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) is bound;
(6)    the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes being defeased over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(7)    the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been satisfied.

Section 8.04	Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.04, the “Trustee”) pursuant to Section 8.03 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.03 hereof, which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.05    Repayment to Company.
Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.06    Reinstatement.
If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and such Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Without the consent of or notice to any Holder of the Notes, the Company and the Trustee may amend the Indenture Documents (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption by a successor Person of the obligations of the Company under this Indenture or obligations of a Guarantor under its Guarantee if in compliance with Article 5 hereof, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code), (iv) to add guarantees or additional obligors with respect to the Notes (or to remove such guarantees or additional obligors, subject, in the case of the Subsidiary Guarantees, to Section 9.02 hereof), (v) to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture, (vi) to add to the covenants of the Company or a Subsidiary for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary, (vii) to provide for issuance of the Exchange Notes under this Indenture (including to provide for treatment of the Exchange Notes and the Notes as a single class of securities) in connection with the Registered Exchange Offer, (viii) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA or to otherwise comply with the TIA, (ix) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights of any Holder of the Notes, (x) to conform the text of the Indenture Documents to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in such “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of any provision of the Indenture Documents, (xi) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date, (xii) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes, (xiii) to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture, or (xiv) to comply with the rules of any applicable securities depositary.
Section 9.02    With Consent of Holders of Notes.
(a)    The Indenture Documents may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or noncompliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the

Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes; provided, however, that (a) without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 3.07 hereof, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the provision which protects the right of any Holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, or (vii) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; and (b)  except as described in Section 10.04 hereof without the consent of Holders of at least a majority in principal amount of the Notes then outstanding, no amendment may release any Subsidiary Guarantor from its obligation under its Subsidiary Guarantee or change any Subsidiary Guarantee in any manner that materially adversely affects the rights of any Holder of Notes under such Subsidiary Guarantee.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any amendments to the Indenture Documents. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such amendments, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
(b)    The consent of the Holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
(c)    After an amendment under this Indenture becomes effective, the Company shall provide to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.
(d)    A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
Section 9.03    Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee to Sign Amendments, etc.
The Trustee will sign any amendment or supplement to the Indenture Documents that is authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign any such amendment or supplement until the Board of Directors of the Company approves it. In executing any such amendment or supplement, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.
ARTICLE 10
GUARANTEES
Section 10.01    Guarantee.
(a)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(1)    the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance

(other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03    Execution and Delivery of Guarantee.
To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E, as applicable, hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee after the time such Guarantor becomes a Guarantor and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.04.    Releases.
Any Subsidiary Guarantee of a Subsidiary Guarantor provided under this Indenture shall be released:
(1)    automatically and without any action required on the part of the Trustee or any Holder of the Notes, if all of the Capital Stock or all or substantially all of the assets of such Subsidiary is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary) and such sale or disposition does not violate the provisions of Section 4.10 hereof;
(2)    upon request of the Company without consent unless, within 20 Business Days after written notice of the proposed release of such Subsidiary Guarantee is provided to the Trustee and the Holders, Holders of 25% of the outstanding principal amount of Notes deliver to the Company a written objection to such release;
(3)    automatically and without any action required on the part of the Trustee or any Holder of the Notes, if the Company designates such Subsidiary Guarantor to be a Non-Recourse Subsidiary in accordance with the applicable provisions of this Indenture;
(4)    automatically and without any action required on the part of the Trustee or any Holder of the Notes, upon Legal Defeasance or satisfaction and discharge of this Indenture as provided in Article 8 or 11 hereof;
(5)    automatically and without any action required on the part of the Trustee or any Holder of the Notes, upon a sale of Capital Stock or a dissolution which causes such Subsidiary Guarantor to cease to be a Subsidiary if such sale does not violate any of the provisions of this Indenture;
(6)    automatically and without any action required on the part of the Trustee or any Holder of the Notes, if the Company has satisfied the conditions to Covenant Defeasance as provided in Article 8 hereof;
(7)    automatically and without any action required on the part of the Trustee or any Holder of the Notes, if such Subsidiary Guarantor no longer has any obligations under any Debt that would require it to become a guarantor pursuant to Section 4.14 hereof;
(8)    with the consent of Holders of a majority in principal amount of the Notes then outstanding (provided, that if such Subsidiary Guarantor is a Significant Subsidiary, the consent of Holders of 66.67% of the aggregate principal amount of Notes then outstanding shall be required for such release); or
(9)    automatically and without any action required on the part of the Trustee or any Holder of the Notes, upon request of the Company without consent if the Fair Market Value of the assets of the related Subsidiary Guarantor, together with the Fair Market Value of the assets of other Subsidiary Guarantors whose Subsidiary Guarantee was released under this clause (9) in the same calendar year, do not exceed $10.0 million (subject to a cumulative carryover for amounts not used in any prior calendar year).
At the request of the Company, the Trustee shall execute and deliver an instrument evidencing such release and any other document or instrument necessary for such release.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01     Satisfaction and Discharge.
(a)    The Indenture Documents will be discharged and will cease to be of further effect, when:
(1)    either:
(A)    all Notes that have been theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been theretofore deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
(B)    all Notes that have not been theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the provision of a notice of redemption or otherwise or (ii) will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company, and the Company or any Subsidiary Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of such Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on such Notes not delivered to the Trustee for cancellation, including principal, premium and accrued interest to the date of maturity or redemption as the case may be (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a redemption date, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the redemption date, in the good faith determination of the Company pursuant to a resolution and as evidenced by an Officer’s Certificate);
(2)    no Default or Event of Default with respect to such Notes has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) with respect to this Indenture or the Notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than a Default or Event of Default resulting from any borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);

(3)    The Company has paid or caused to be paid all sums payable by the Company under this Indenture with respect to the Notes; and
(4)    The Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or on the redemption date, as the case may be.
(b)    The Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.05 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02     Application of Trust Money.
Subject to the provisions of Section 8.05 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law; provided that, if there is a tender offer by the Company for outstanding Notes that is in progress at the time of such deposit, such money deposited with the Trustee pursuant to Section 11.01 hereof may be applied to pay any cash consideration for any Notes validly tendered into such tender offer and not validly withdrawn.
If the Trustee or Paying Agent is unable to apply any cash in U.S. dollars or non-callable U.S. Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or interest on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. dollars or non-callable U.S. Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
MISCELLANEOUS
Section 12.01     Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.
Section 12.02     Notices.
Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Revlon Consumer Products Corporation
237 Park Avenue
New York, NY 10017
Facsimile No.: (212) 527-5693
Attention: Lauren Goldberg

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Facsimile No.: (212) 492-0052
Attention: Lawrence G. Wee

If to the Trustee:

U.S. Bank National Association
Global Corporate Trust Services
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107-2292
Facsimile No.: (651) 466-7430
Attention:  The Revlon Trust Administrator

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. In lieu of providing notice or communication by mail to Holders of beneficial interests in a Global Note, such notice or communication may be provided through the Depositary in compliance with the procedures of the Depositary, in which case such notice or communication shall be deemed to have been provided to the Holders at the time such notice or communication is provided to the Depositary.
If a notice or communication is mailed or provided in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails or provides a notice or communication to Holders, it will provide a copy to the Trustee and each Indenture Agent at the same time.

Section 12.03     Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04     Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be required in connection with the issuance of the Initial Notes on the Issue Date.
Section 12.05     Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Any Opinion of Counsel may be subject to customary limitations, assumptions and qualifications.
Section 12.06    Rules by Trustee and Indenture Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07    No Personal Liability of Directors, Officers, Employees, Stockholders or Controlling
Persons.

No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Guarantor or any of their parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees, the Registration Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.08    Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.
Section 12.09    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10    Successors.
All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture and the Notes, as applicable, will bind its successors, except as otherwise provided in Section 10.04 hereof.
Section 12.11    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.12    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 12.13    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.14    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15    Conflict with Notes.
In the event of any conflict between this Indenture (on the one hand) and the Notes or the Guarantees (on the other hand), the provisions of this Indenture shall control unless such compliance would violate the TIA.
Section 12.16    Waiver of Jury Trial.
EACH OF THE COMPANY, THE TRUSTEE AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 12.17    Designated Senior Indebtedness.
The Notes and the Guarantees shall be “Designated Senior Indebtedness” for purposes of the Existing Senior Subordinated Loan.
The parties hereto acknowledge that in accordance with the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereto agree that they will provide the Trustee with such information as is reasonably required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

SIGNATURES
IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first written above.
REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan Name: Michael T. Sheehan Title: Senior Vice President, Deputy General Counsel and Secretary
ALMAY, INC.
BARI COSMETICS, LTD.
CHARLES REVSON INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
PPI TWO CORPORATION
REVLON CONSUMER CORP.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON REAL ESTATE CORPORATION
RIROS CORPORATION
RIROS GROUP INC.
SINFULCOLORS INC.

By:	/s/ Michael T. Sheehan Name: Michael T. Sheehan Title: Secretary
U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Joshua A. Hahn Name: Joshua A. Hahn Title: Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A1

[Face of Note]

CUSIP/CINS ____________
5.75% Senior Notes due 2021
No. ___    $____________
REVLON CONSUMER PRODUCTS CORPORATION

promises to pay to                or registered assigns,
the principal sum of __________________________________________________________ DOLLARS on February 15, 2021.
Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1
Dated: ___________, 20__

A1-1

REVLON CONSUMER PRODUCTS CORPORATION

By:	Name: Title:

A1-2

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
    Authorized Signatory
Dated: ___________, 20__

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[Back of Note]
5.75% Senior Notes due 2021
[Insert the Definitive Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. References to “interest” shall also be deemed to be references to Additional Interest unless the context otherwise requires.
(1)    INTEREST. Revlon Consumer Products Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate of 5.75% from _________________, 20___ until maturity (but not including the maturity date). The Company will pay interest semiannually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _________________, 20___. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
(2)    METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, and interest at the office or agency of the Paying Agent and Registrar (which initially will be the office of the Trustee), or, at the option of the Company, payment of interest, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

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(4)    INDENTURE. The Company issued the Notes under an Indenture dated as of February 8, 2013 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. The Notes and Guarantees are unsubordinated obligations of the Company and the Guarantors, respectively. The Notes and the Guarantees are designated as “Designated Senior Debt” for purposes of the Existing Subordinated Loan. Notwithstanding anything to the contrary in this Note or in the Indenture and for the avoidance of doubt, no security interest or Lien is granted by the provisions of the Indenture, this Note or the Guarantees. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling, unless such provisions violate the TIA.
(5)    OPTIONAL REDEMPTION.
(a)    Except as set forth below in this Paragraph 5, the Company will not have the option to redeem the Notes prior to February 15, 2016. On or after February 15, 2016, the Company, at its option, may redeem the Notes at any time, as a whole or from time to time in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the date of redemption, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Year	Percentage
2016	104.313%
2017	102.875%
2018	101.438%
2019 and thereafter	100.000%

(b)    At any time prior to February 15, 2016, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes and any Additional Notes with, and to the extent the Company actually receives, the net proceeds of one or more Equity Offerings from time to time, at 105.750% of the principal amount thereof, plus accrued interest to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of the Notes must remain outstanding after each such redemption.
(c)    At any time or from time to time prior to February 15, 2016, the Company may, at any time or from time to time, redeem the Notes as a whole or in part, at a redemption price per Note equal to the sum of (1) the then outstanding principal amount thereof, plus (2) accrued and unpaid interest (if any) to the date of redemption, plus (3) the Applicable Premium.
(d)    All redemptions of Notes made as described in this Section 5 will be subject to the provisions of the Indenture governing the method and manner of such redemptions.
(6)    MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

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(7)    REPURCHASE AT THE OPTION OF HOLDER. Under certain circumstances specified in the Indenture, including following a Change of Control or an Asset Sale, the Holders of the Notes may have rights to require the Company to repurchase all or any part of their Notes.
(8)    NOTICE OF REDEMPTION. Except in connection with a Prepayment Offer (the procedures for which are specified in Section 4.10 of the Indenture), notice of redemption will be provided at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.
(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
(10)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(11)    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture Documents may be amended or supplemented only as provided in the Indenture.
(12)    DEFAULTS AND REMEDIES. The Indenture specifies certain events the occurrence of which constitutes an Event of Default, including failure to pay principal or interest on the Notes, breaches of Indenture covenants, acceleration the principal of certain other Debt of the Company or a Significant Subsidiary, entry of certain unstayed judgments against the Company or a Significant Subsidiary, certain bankruptcy and insolvency events, invalidity of certain Subsidiary Guarantees, in each case which may be subject to specified grace periods. These Events of Default are subject to certain terms, limitations and conditions specified in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will by that very fact alone become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances specified in the Indenture, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences.

A1-6

(13)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any of the Guarantors or any of their parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or the Registration Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(15)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Agreement dated as of February 8, 2013, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes.
(18)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(19)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Agreement. Requests may be made to the Company at:
237 Park Avenue
New York, New York 10017
Attention: Lauren Goldberg
Facsimile: (212) 527-5693

A1-7

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the appropriate box below:
¬Section 4.10     ¬Section 4.13
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:
$_______________

Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

A1-10

EXHIBIT A2

[Face of Regulation S Temporary Global Note]

CUSIP/CINS __________
5.75% Senior Notes due 2021
No. ___    $__________
REVLON CONSUMER PRODUCTS CORPORATION

promises to pay to ____________ or registered assigns,
the principal sum of __________________________________________________________ DOLLARS on February 15, 2021.
Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1
Dated: _______________, 20__

A2-1

REVLON CONSUMER PRODUCTS CORPORATION

By:	Name: Title:

A2-2

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
    Authorized Signatory
Dated: _______________, 20__

A2-3

[Back of Regulation S Temporary Global Note]
5.75% Senior Notes due 2021
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE ONE YEAR ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY; (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

A2-4

INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY); (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY); (4) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE (501)(a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“ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. References to “interest” shall also be deemed to be references to Additional Interest unless the context otherwise requires.
(1)    INTEREST. Revlon Consumer Products Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate of 5.75% from _________________, 20___ until maturity (but not including the maturity date). The Company will pay interest semiannually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _________________, 20___. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue

A2-5

installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.
(2)    METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, and interest at the office or agency of the Paying Agent and Registrar (which initially will be the office of the Trustee), or, at the option of the Company, payment of interest, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
(4)    INDENTURE. The Company issued the Notes under an Indenture dated as of February 8, 2013 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. The Notes and Guarantees are unsubordinated obligations of the Company and the Guarantors, respectively. The Notes and the Guarantees are designated as “Designated Senior Debt” for purposes of the Existing Subordinated Loan. Notwithstanding anything to the contrary in this Note or in the Indenture and for the avoidance of doubt, no security interest or Lien is granted by the provisions of the Indenture, this Note or the Guarantees. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling, unless such provisions violate the TIA.
(5)    OPTIONAL REDEMPTION.
(a)    Except as set forth below in this Paragraph 5, the Company will not have the option to redeem the Notes prior to February 15, 2016. On or after February 15, 2016, the Company, at its option, may redeem the Notes at any time, as a whole or from time to time in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the date of redemption, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

A2-6

Year	Percentage
2016	104.313%
2017	102.875%
2018	101.438%
2019 and thereafter	100.000%

(b)    At any time prior to February 15, 2016, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes and any Additional Notes with, and to the extent the Company actually receives, the net proceeds of one or more Equity Offerings from time to time, at 105.750% of the principal amount thereof, plus accrued interest to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of the Notes must remain outstanding after each such redemption.
(c)    At any time or from time to time prior to February 15, 2016, the Company may, at any time or from time to time, redeem the Notes as a whole or in part, at a redemption price per Note equal to the sum of (1) the then outstanding principal amount thereof, plus (2) accrued and unpaid interest (if any) to the date of redemption, plus (3) the Applicable Premium.
(d)    All redemptions of Notes made as described in this Section 5 will be subject to the provisions of the Indenture governing the method and manner of such redemptions.
(6)    MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)    REPURCHASE AT THE OPTION OF HOLDER. Under certain circumstances specified in the Indenture, including following a Change of Control or an Asset Sale, the Holders of the Notes may have rights to require the Company to repurchase all or any part of their Notes.
(8)    NOTICE OF REDEMPTION. Except in connection with a Prepayment Offer (the procedures for which are specified in Section 4.10 of the Indenture), notice of redemption will be provided at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.
(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or

A2-7

register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.
(10)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(11)    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture Documents may be amended or supplemented only as provided in the Indenture.
(12)    DEFAULTS AND REMEDIES. The Indenture specifies certain events the occurrence of which constitutes an Event of Default, including failure to pay principal or interest on the Notes, breaches of Indenture covenants, acceleration the principal of certain other Debt of the Company or a Significant Subsidiary, entry of certain unstayed judgments against the Company or a Significant Subsidiary, certain bankruptcy and insolvency events, invalidity of certain Subsidiary Guarantees, in each case which may be subject to specified grace periods. These Events of Default are subject to certain terms, limitations and conditions specified in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will by that very fact alone become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances specified in the Indenture, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences.
(13)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any of the Guarantors or any of their parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or the Registration Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(15)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

A2-8

(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Agreement dated as of February 8, 2013, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes.
(18)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(19)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Agreement. Requests may be made to the Company at:
237 Park Avenue
New York, New York 10017
Attention: Lauren Goldberg
Facsimile: (212) 527-5693

A2-9

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the appropriate box below:
¬Section 4.10     ¬Section 4.13
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:
$_______________

Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE
The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-12

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER
Revlon Consumer Products Corporation
237 Park Avenue
New York, NY 10017

U.S. Bank National Association
[                              ]

[                              ]

Re:     5.75% Senior Notes due 2021
Reference is hereby made to the Indenture, dated as of February 8, 2013 (the “Indenture”), among Revlon Consumer Products Corporation, as issuer (the “Company”), the Guarantors and party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer 5.75% Senior Note[s] (the “Note[s]”) or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]

1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of

Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)     such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)     such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:	Name: Title:
Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP _________), or
(ii)    ☐ Regulation S Global Note (CUSIP _________), or
(iii)    ☐ IAI Global Note (CUSIP _________); or
(b) ☐ a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a) ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP _________), or
(ii)    ☐ Regulation S Global Note (CUSIP _________), or
(iii)    ☐ IAI Global Note (CUSIP _________); or
(iv)    ☐ Unrestricted Global Note (CUSIP _________); or
(b) ☐ a Restricted Definitive Note; or
(c) ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE
Revlon Consumer Products Corporation
237 Park Avenue
New York, NY 10017

U.S. Bank National Association
[                              ]

[                              ]

[                              ]

Re:     5.75% Senior Notes due 2021

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of February 8, 2013 (the “Indenture”), among Revlon Consumer Products Corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________, (the “Owner”) owns and proposes to exchange 5.75% Senior Note[s] (the “Note[s]”) or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:	Name: Title:
Dated: ______________________

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Revlon Consumer Products Corporation
237 Park Avenue
New York, NY 10017

U.S. Bank National Association
[                              ]

[                              ]

[                              ]

Re:     5.75% Senior Notes due 2021
Reference is hereby made to the Indenture, dated as of February 8, 2013 (the “Indenture”), among Revlon Consumer Products Corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:	Name: Title:
Dated:_______________________

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE FOR NOTES
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth, and subject to the provisions of, the Indenture dated as of February 8, 2013 (the “Indenture”) among Revlon Consumer Products Corporation (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. To the extent the provisions of this Notation of Guarantee conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
[NAME OF GUARANTOR(S)]

By:	Name: Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Revlon Consumer Products Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 8, 2013 providing for the issuance of 5.75% Senior Notes due 2021 (together, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Note Obligations on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

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EXHIBIT F

7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
8.    DESIGNATED SENIOR INDEBTEDNESS. The Guarantee of the Guaranteeing Subsidiary shall be “Designated Senior Indebtedness” for purposes of the Existing Senior Subordinated Loan.

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EXHIBIT F

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _______________, 20___
[GUARANTEEING SUBSIDIARY]

By:	Name: Title:
REVLON CONSUMER PRODUCTS CORPORATION

By:	Name: Title:
[EXISTING GUARANTORS]

By:	Name: Title:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	Authorized Signatory

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